Filed Pursuant to Rule 424(b)(5)
Registration No. 333-181315

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 10, 2012)

             Shares

    % Series A Cumulative Redeemable Preferred Stock

Liquidation Preference $25.00 per share

We are offering              shares of our     % Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, or Series A Preferred Shares. Distributions on the Series A Preferred Shares will be payable on a cumulative basis quarterly in arrears on or about January 15, April 15, July 15 and October 15 of each year. The distribution rate will be     % per annum of the $25.00 liquidation preference, which is equivalent to $         per annum per Series A Preferred Share. The first distribution on the Series A Preferred Shares sold in this offering will be paid on January 15, 2013, and will be a distribution payable in respect of the partial period ending on January 15, 2013 in the amount of approximately $         per share.

Generally, we may not redeem the Series A Preferred Shares until                     , 2017. On and after                     , 2017, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, for cash at any time at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control (as defined in this prospectus supplement), we may, at our option, redeem the Series A Preferred Shares, in whole or in part, no later than 120 days after the first date on which such Change of Control occurs, at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including the redemption date. If we exercise any of our redemption rights relating to the Series A Preferred Shares, the holders of Series A Preferred Shares will not have the conversion right described below. The Series A Preferred Shares will have no maturity date and will remain outstanding indefinitely unless redeemed by us or converted into shares of our common stock, $0.01 par value per share, in connection with a Change of Control by the holders of Series A Preferred Shares.

Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined in this prospectus supplement), we have timely provided notice of our election to redeem the Series A Preferred Shares) to convert some or all of the Series A Preferred Shares held by such holder into shares of our common stock on the Change of Control Conversion Date, all on the terms and subject to the conditions described in this prospectus supplement, and subject to a Share Cap (as defined in this prospectus supplement) and to provisions for the receipt of alternative consideration as described under “Description of the Series A Preferred Shares—Conversion Rights” in this prospectus supplement.

There is currently no public market for the Series A Preferred Shares. We have filed an application to list the Series A Preferred Shares on the New York Stock Exchange, or NYSE, under the symbol “SUI-PrA”. If the application is approved, trading of the Series A Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series A Preferred Shares.

Our common stock is listed on the NYSE under the symbol “SUI”. The last reported sale price of our common stock on the NYSE on November 5, 2012 was $41.93 per share.

Investing in our Series A Preferred Shares involves risks. Before buying any Series A Preferred Shares you should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the section of this prospectus supplement entitled “Risk Factors” beginning on page S-20, the section of the accompanying prospectus entitled “Risk Factors” beginning on page 2 and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2011 and, to the extent applicable, our Quarterly Reports on Form 10-Q. The Series A Preferred Shares have not been rated and are subject to the risks associated with non-rated securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

(1)	Plus accrued distributions, if any, from (and including) the original date of issuance.

The underwriters have an option to purchase up to an additional              Series A Preferred Shares from us.

The Series A Preferred Shares are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust for federal income tax purposes. See “Description of Series A Preferred Shares—Restrictions on Ownership and Transfer” on page S-43 of this prospectus supplement and “Certain Provisions of Maryland Law and Our Charter and Bylaws—Restrictions on Ownership and Transfer of our Stock” on page 33 of the accompanying prospectus for more information about these restrictions.

We expect that delivery of the Series A Preferred Shares will be made on or about                     , 2012 in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Citigroup	BofA Merrill Lynch

Co-Managers

BMO Capital Markets	Janney Montgomery Scott

                    , 2012

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Series A Preferred Shares. The second part, which is the accompanying prospectus, provides more general information about us and our securities, some of which may not apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us and our preferred stock, and other information of which you should be aware before investing in the Series A Preferred Shares. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

Before you invest in the Series A Preferred Shares, you should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriters are making an offer of these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and its subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership, or the Operating Partnership, and Sun Home Services, Inc., a Michigan corporation, or SHS.

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SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not intended to be a complete description of the matters covered in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read and consider this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-20, in the accompanying prospectus beginning on page 2 and in our Annual Report on Form 10-K for the year ended December 31, 2011 beginning on page 9, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-58 of this prospectus supplement.

Company Overview

We are a self-administered and self-managed real estate investment trust, or REIT. We own, operate, and develop manufactured housing and recreational vehicle, or RV, communities concentrated in the midwestern, southern and southeastern United States. We are a fully-integrated real estate company which, together with our affiliates and predecessors, has been in the business of acquiring, operating and expanding manufactured housing and RV communities since 1975. As of September 30, 2012, we owned and operated a portfolio of 164 properties located in 18 states, which we collectively refer to herein as the Properties, and individually as a Property, including 142 manufactured housing communities, 12 RV communities, and 10 Properties containing both manufactured housing and RV sites. As of September 30, 2012, the Properties contained an aggregate of 57,191 developed sites comprised of 48,947 developed manufactured home sites and 8,244 RV sites and approximately 6,200 manufactured home sites suitable for development. We lease individual parcels of land, or sites, with utility access for placement of manufactured homes and RVs to our customers. The Properties are designed to offer affordable housing to individuals and families, while also providing certain amenities.

We are engaged through SHS, a taxable REIT subsidiary, in the marketing, selling, and leasing of new and pre-owned homes to current and future residents in our communities. The operations of SHS support and enhance our occupancy levels, property performance and cash flows.

Structured as an umbrella partnership REIT, or UPREIT, the Operating Partnership is the entity through which we conduct substantially all of our operations, and which owns, either directly or indirectly through SHS and other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the federal tax rules and regulations applicable to REITs, and to acquire manufactured housing and RV communities in transactions that defer some or all of the sellers’ tax consequences. We are the sole general partner of, and, as of September 30, 2012, held approximately 93.5% of the interests (not including preferred limited partnership interests) in, the Operating Partnership. The interests in the Operating Partnership held by the partners are referred to herein as OP Units. See “—Structure of the Company.”

Recent Developments

Completed Acquisitions

On February 16, 2012, we (i) acquired three RV communities, personal property and other associated intangibles from Blue Berry Hill RV LLC, Blue Berry Hill RV SPE LLC, Grand Lake RV and Golf Resort LLC

and Three Lakes RV Park, LLC, (ii) acquired substantially all of the assets of Morgan RV Park Management, LLC and Ideal Cottage Sales LLC, which are management companies affiliated with the sellers, and (iii) entered into customary non-competition agreements with the principals of the sellers, for an aggregate purchase price of $25.0 million, which was paid in cash. The three RV communities are located in Hudson, Florida, Bushnell, Florida and Orange Lake, Florida and comprise 1,114 RV sites in the aggregate.

On July 24, 2012, we acquired Blazing Star, an RV community, as well as personal property and other associated intangibles from Texas Blazing Star RV, Ltd., for an aggregate purchase price of $7.1 million, comprised of $4.1 million of assumed debt and $3.0 million of cash. Blazing Star contains 260 RV sites located in San Antonio, Texas.

On July 27, 2012, we acquired a manufactured home community, known as the Northville Crossing Manufactured Home Community, as well as personal property and other associated intangibles from Northville Crossing Venture L.L.C., NC Finance Company, LLC and Medallion Homes Limited Partnership, for an aggregate purchase price of $32.2 million, which was paid in cash. The acquisition included 10 manufactured homes and approximately $1.2 million of loans collateralized by manufactured homes. Northville Crossing Manufactured Home Community is located in Salem Township, Michigan and contains 756 manufactured home sites.

On October 22, 2012, we acquired Rainbow RV Resort, an RV community, as well as personal property and other associated intangibles for an aggregate purchase price of approximately $8.5 million in cash. The RV community is located in Frostproof, Florida and has 462 RV sites, 37 developed manufactured home sites, 15 RV park models and 10 RV rental units.

Potential Acquisitions

On October 3, 2012, we entered into a Contribution Agreement with Rudgate Silver Springs Company, L.L.C., Rudgate West Company Limited Partnership, Rudgate East Company Limited Partnership, Rudgate East Company II Limited Partnership and Rudgate Hunters Crossing, LLC, or the Rudgate Sellers. Under the Contribution Agreement, the Rudgate Sellers will (i) contribute four manufactured home communities to newly-formed limited liability companies and (ii) sell 100% of the membership interests in the new limited liability companies to the Operating Partnership. The communities, or the Rudgate Properties, are located in southeast Michigan and in the aggregate include 1,996 manufactured home sites. The aggregate purchase price for the Rudgate Properties is $70.8 million, subject to certain adjustments. The purchase price will be paid by the indirect assumption of approximately $15.5 million in mortgage debt secured by the Rudgate Properties and the payment of approximately $55.3 million in cash, subject to certain adjustments. At the closing, we intend to enter into a $21.7 million mortgage loan (as more particularly described below) secured by one of the Rudgate Properties. In addition, at the closing, the Operating Partnership and one of its subsidiaries will acquire all of the manufactured homes located in the Rudgate Properties that are owned by the Rudgate Sellers and their affiliates, as well as all promissory notes and installment sale contracts that are owned by the Rudgate Sellers and their affiliates and secured by manufactured homes located in the communities, for cash in an aggregate amount equal to the Rudgate Sellers’ costs to acquire, refurbish and install the homes plus the outstanding principal balance then due under the promissory notes and installment loan contracts. The closing of this acquisition is subject to the consent of the holder of the debt to be assumed, the closing of the loans described below and the satisfaction of customary closing contingencies. As a result, there can be no assurances as to the actual closing or the timing of any closing; however, if the contingencies are satisfied, we expect the closing will occur by November 15, 2012.

On October 22, 2012, we entered into a Limited Liability Company Interests Assignment Agreement with PCGRV, LLC and Keith Amigos, Inc., or the Arizona Sellers. Under this agreement, the Arizona Sellers will sell to the Operating Partnership 100% of the membership interests of a limited liability company that owns a manufactured housing and RV community located in Casa Grande, Arizona, or the Arizona Property. We expect to acquire the developed portion of the Arizona Property, consisting of 283 manufactured home sites and 1,580 RV sites, and related improvements, personal property and associated intangibles for $70.4 million and we expect to acquire another portion of the Arizona Property, which is contiguous to the rest of the Arizona Property and is currently being developed to add approximately 990 RV sites or approximately 550 manufactured housing sites, for $15.0 million, for an aggregate purchase price of $85.4 million, subject to certain prorations and adjustments. The purchase price will be paid by the indirect assumption of approximately $42.0 million in mortgage debt secured by the Arizona Property and the payment of approximately $43.4 million in cash, subject to certain prorations and adjustments. In addition to paying the purchase price, at the closing, we will pay the Arizona Sellers $2.6 million to reimburse them for certain construction costs incurred in connection with completing a portion of the development of that portion of the Arizona Property that is under development, as described above. At the closing, a subsidiary of the Operating Partnership will also acquire all of the manufactured homes located in the Arizona Property that are owned by an affiliate of the Arizona Sellers. The purchase price for these homes will be paid in cash and will be equal to $0.8 million, subject to certain adjustments, plus the amount necessary to pay off the floorplan financing on certain of the homes. The closing of this acquisition is subject to the consent of the holder of the debt to be assumed and the satisfaction of customary closing contingencies. We have only recently begun our due diligence investigation and have had only preliminary discussions with the lender regarding obtaining its consent. As a result, there can be no assurances as to the actual closing or the timing of any closing; however, if the contingencies are satisfied, we expect the closing will occur by December 31, 2012.

Potential Debt Financings

On October 3, 2012, Sun Rudgate Lender LLC, a subsidiary of the Operating Partnership, entered into a commitment letter with Rudgate Village Company Limited Partnership, Rudgate Clinton Company Limited Partnership and Rudgate Clinton Estates L.L.C., or the Rudgate Borrowers, and certain guarantors, under which Sun Rudgate Lender LLC will make a mezzanine loan to the Rudgate Borrowers in respect of two manufactured home communities owned by the Rudgate Borrowers. The Operating Partnership will also enter into management agreements with respect to these two communities pursuant to which it will manage and operate these two communities and, as a result, we anticipate the operations of these communities will be consolidated into our financial statements as variable interest entities. These communities are located in southeast Michigan and in the aggregate include approximately 1,598 manufactured home sites.

The Rudgate Borrowers expect to obtain a first mortgage loan on these communities from a senior lender. The amount of the senior loan is expected to be approximately $45.9 million. The interest rate on the senior loan is expected to be a fixed rate equal to the greater of a market rate as of the closing date plus a spread or a minimum rate. Based on current market rates as of November 5, 2012, the interest rate would be 4.73% per annum. We expect that a condition to the closing of the loan will require the Operating Partnership to guarantee certain customary non-recourse carveouts under the senior loan.

The mezzanine loan will be for an amount equal to the difference between $60.7 million and the amount of the net proceeds received by the Rudgate Borrowers upon the closing of the senior loan, plus certain closing costs. The amount of the mezzanine loan is estimated to be approximately $14.8 million. The unpaid principal owing under the mezzanine loan will bear interest at a rate of 24% per annum and the minimum cash payment rate on the accrued interest will be 2% per annum. Interest will be payable monthly. Interest that accrues but is not paid currently will be paid-in-kind under a separate note. All principal and interest due under the mezzanine loan will be due on the tenth anniversary of the closing. The mezzanine loan will be non-recourse to the Rudgate Borrowers, subject to certain carveouts, and may not be prepaid for seven years, and then only is prepayable upon the payment of certain fees.

As described above under “—Potential Acquisitions,” we expect to obtain a first mortgage loan on one of the Rudgate Properties from a third party lender. The community is located in southeast Michigan and in the aggregate includes approximately 708 manufactured home sites. The amount of the loan is expected to be approximately $21.7 million. The interest rate on the loan is expected to be a fixed rate equal to the greater of a market rate as of the closing date plus a spread or a minimum rate. Based on current market rates as of November 5, 2012, the interest rate would be 4.73% per annum. We expect that a condition to the closing of the loan will require the Operating Partnership to guarantee certain customary non-recourse carveouts under the loan.

The closing of the mezzanine loan is subject to the closing of the acquisition described above and the senior loan and the satisfaction of customary closing contingencies. If these contingencies are satisfied, we expect the loans to close no later than November 15, 2012.

Equity Offerings

On May 10, 2012, we and the Operating Partnership entered into an “at-the-market” Sales Agreement with BMO Capital Markets Corp. and Liquidnet, Inc., or the ATM Program, to issue and sell shares of our common stock from time to time pursuant to our existing registration statement on Form S-3, having an aggregate offering price of up to $100.0 million. Each sales agent is entitled to compensation of up to 1.5% of the gross proceeds from the sale of shares sold through it pursuant to the terms of the sales agreement. Year to date, we issued 252,833 shares of our common stock pursuant to the sales agreement and have received net proceeds of approximately $11.5 million from the sales of these shares of our common stock. The ATM Program has been suspended pending completion of this offering.

On September 10, 2012, we and the Operating Partnership entered into an underwriting agreement with Citigroup Global Markets Inc., as representative of the underwriters, pursuant to which we issued and sold to the underwriters 3,000,000 shares of our common stock at a price of $44.06 per share. We received net proceeds of approximately $132.0 million from the sales of these shares of our common stock.

Cancellation and Reclassification of Prior Series A Stock

As described in “Description of Preferred Stock—9.125% Series A Cumulative Redeemable Perpetual Preferred Stock” in the accompanying prospectus, we previously designated 2,000,000 shares of our preferred stock as 9.125% Series A Cumulative Redeemable Perpetual Preferred Stock, or the Prior Series A Stock. Prior to the completion of this offering, we will cancel the Prior Series A Stock and reclassify the Prior Series A Stock as authorized but unissued shares of our preferred stock, after which no shares of our preferred stock will be designated as Prior Series A Stock. No shares of the Prior Series A Stock were issued or outstanding prior to such cancellation and reclassification.

Structure of the Company

The Operating Partnership is structured as an UPREIT. In 1993, we contributed our net assets to the Operating Partnership in exchange for the sole general partner interest in the Operating Partnership and the majority of all of the Operating Partnership’s initial capital. We substantially conduct our operations through the Operating Partnership. The Operating Partnership owns, either directly or indirectly through other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the federal tax rules and regulations applicable to REITs, and to acquire manufactured housing and RV communities in transactions that defer some or all of the sellers’ tax consequences. The financial results of the Operating Partnership and our other subsidiaries are consolidated in our consolidated financial statements. The financial results include certain activities that do not necessarily qualify as REIT activities under the Internal Revenue

Code of 1986, as amended, or the Code. We have formed taxable REIT subsidiaries, as defined in the Code, to engage in such activities. We use taxable REIT subsidiaries to offer certain services to our residents and engage in activities that would not otherwise be permitted under the REIT rules if provided directly by us or by the Operating Partnership. The taxable REIT subsidiaries include our home sales business, SHS, which provides manufactured home sales, leasing and other services to current and prospective tenants of the Properties.

We do not own all of the OP Units. As of November 5, 2012, the Operating Partnership had issued and outstanding 31,803,586 common OP Units, 1,325,275 preferred OP Units, or the Aspen preferred OP Units, 455,476 Series A-1 preferred OP Units, and 112,400 Series B-3 preferred OP Units. As of November 5, 2012, we held 29,734,264 common OP Units, or approximately 93.5% of the issued and outstanding common OP Units, and no Aspen preferred OP Units, Series A-1 preferred OP Units or Series B-3 preferred OP Units.

Subject to certain limitations, the holder of each common OP Unit at its option may convert such common OP Unit at any time into one share of our common stock. The holders of common OP Units receive distributions on the same dates and in amounts equal to the dividends paid to holders of our common stock.

Subject to certain limitations, at any time prior to January 1, 2024, the holder of each Aspen preferred OP Unit at its option may convert such Aspen preferred OP Unit into: (a) if the market price of our common stock is $68.00 per share or less, 0.397 common OP Units, or (b) if the market price of our common stock is greater than $68.00 per share, that number of common OP Units determined by dividing (i) the sum of (A) $27.00 plus (B) 25% of the amount by which the market price of our common stock exceeds $68.00 per share, by (ii) the per-share market price of our common stock. The holders of Aspen preferred OP Units generally receive distributions on the same dates as distributions are paid to holders of common OP Units. Each Aspen preferred OP Unit is entitled to receive distributions in an amount equal to the product of (x) $27.00, multiplied by (y) an annual rate equal to the 10-year United States Treasury bond yield plus 239 basis points; provided, however, that the aggregate distribution rate shall not be less than 6.5% nor more than 9%. On January 2, 2024, we are required to redeem all Aspen preferred OP Units that have not been converted to common OP Units. In addition, we are required to redeem the Aspen preferred OP Units of any holder thereof within five days after receipt of a written demand during the existence of certain uncured Aspen preferred OP Unit defaults, including our failure to pay distributions on the Aspen preferred OP Units when due and our failure to provide certain security for the payment of distributions on the Aspen preferred OP Units. We may also redeem Aspen preferred OP Units from time to time if we and the holder thereof agree to do so.

Subject to certain limitations, the holder of each Series A-1 preferred OP Unit at its option may exchange such Series A-1 preferred OP Unit at any time on or after December 31, 2013, into 2.439 shares of our common stock (which exchange rate is subject to adjustment upon stock splits, recapitalizations and similar events). The holders of Series A-1 preferred OP Units generally receive distributions on the same dates as distributions are paid to holders of common OP Units. Each Series A-1 preferred OP Unit is entitled to receive distributions in an amount equal to the product of $100.00 multiplied by an annual rate equal to 5.1% until June 23, 2013, and an annual rate equal to 6.0% thereafter.

Series B-3 preferred OP Units are not convertible. The holders of Series B-3 preferred OP Units generally receive distributions on the same dates as distributions are paid to holders of common OP Units. Each Series B-3 preferred OP Unit is entitled to receive distributions in an amount equal to the product of $100.00 multiplied by an annual rate equal to 8.0%. As of November 5, 2012, there were outstanding 36,700 Series B-3 preferred OP Units which were issued on December 1, 2002, 33,450 Series B-3 preferred OP Units which were issued on January 1, 2003, and 42,250 Series B-3 preferred OP Units which were issued on January 5, 2004. Subject to certain limitations, (x) during the 90-day period beginning on each of the tenth through fifteenth anniversaries of the issue date of the applicable Series B-3 preferred OP Units, (y) at any time after the fifteenth anniversary of the issue date of the applicable Series B-3 preferred OP Units, or (z) after our receipt of notice of the death of the electing holder of a Series B-3 preferred OP Unit, each holder of Series B-3 preferred OP Units may require us to redeem such holder’s Series B-3 preferred OP Units at the redemption price of $100.00 per unit. In addition, at any time after the fifteenth anniversary of the issue date of the applicable Series B-3 preferred OP Units we may redeem, at our option, all of the Series B-3 preferred OP Units of any holder thereof at the redemption price of $100.00 per unit.

In connection with the issuance of the Series A Preferred Shares, the Operating Partnership will create a new class of OP Units, called     % Series A Cumulative Redeemable Preferred Units, which will be held by us and will contain rights, preferences and other terms substantially similar to the Series A Preferred Shares. The Operating Partnership will issue the     % Series A Cumulative Redeemable Preferred Units to us in consideration of our contributing the net proceeds of this offering to the Operating Partnership. The     % Series A Cumulative Redeemable Preferred Units will rank senior in all respects to the Aspen preferred OP Units, the Series A-1 preferred OP Units, the Series B-3 preferred OP Units and the common OP Units. So long as any Aspen preferred OP Units remain issued and outstanding, the Operating Partnership may not issue any OP Units that are not junior to the Aspen preferred OP Units, without the written consent of holders of a majority of the Aspen preferred OP Units. In connection with this offering, holders of a majority of the Aspen preferred OP Units have consented to the issuance of up to $150.0 million in OP Units senior to the Aspen preferred OP Units, including the     % Series A Cumulative Redeemable Preferred Units to be issued to us. Holders of a majority of the Aspen preferred OP Units have previously consented to the issuance of up to approximately an additional $54.5 million of OP Units that are pari passu with the Aspen preferred OP Units. Approximately 11% of the Aspen preferred OP Units are beneficially owned by Ronald L. Piasecki, one of our directors.

The Manufactured Housing Community

A manufactured housing community is a residential subdivision designed and improved with sites for the placement of manufactured homes and related improvements and amenities. Manufactured homes are detached, single-family homes which are produced off-site by manufacturers and installed on sites within the community. Manufactured homes are available in a wide array of designs, providing owners with a level of customization generally unavailable in other forms of multi-family housing developments.

Modern manufactured housing communities, such as the Properties, contain improvements similar to other garden-style residential developments, including centralized entrances, paved streets, curbs and gutters, and parkways. In addition, these communities also often provide a number of amenities, such as a clubhouse, a swimming pool, shuffleboard courts, tennis courts and laundry facilities.

The owner of each home on our Properties leases the site on which the home is located. We own the underlying land, utility connections, streets, lighting, driveways, common area amenities and other capital improvements and are responsible for enforcement of community guidelines and maintenance. Some of the Properties provide water and sewer service through public or private utilities, while others provide these services to residents from on-site facilities. Each owner of a home within our Properties is responsible for the maintenance of the home and leased site. As a result, capital expenditure needs tend to be less significant relative to multi-family rental apartment complexes.

Property Management

Our property management strategy emphasizes intensive, hands-on management by dedicated, on-site district and community managers. We believe that this on-site focus enables us to continually monitor and address tenant concerns, the performance of competitive properties and local market conditions. As of

September 30, 2012, we employed 838 full and part time employees, of which 697 were located on-site as property managers, support staff or maintenance personnel.

Our community managers are overseen by John B. McLaren, our Chief Operating Officer, who has over 15 years of manufactured housing and related financing experience, three Senior Vice Presidents of Operations and 15 Regional Vice Presidents. The Regional Vice Presidents are responsible for semi-annual market surveys of competitive communities, interaction with local manufactured home dealers and regular property inspections.

Each district or community manager performs regular inspections in order to continually monitor the Property’s physical condition and provide managers with the opportunity to understand and effectively address tenant concerns. In addition to a district or community manager, each district or property has on-site maintenance personnel and management support staff. We hold mandatory training sessions for all new property management personnel to ensure that management policies and procedures are executed effectively and professionally. All of our property management personnel participate in on-going training to ensure that changes to management policies and procedures are implemented consistently. We offer over 300 courses for our team members through our internally developed Sun University, which has led to increased knowledge and accountability of daily operations and policies and procedures.

Home Sales and Leasing

SHS is engaged in the marketing, selling and leasing of new and pre-owned homes to current and future residents in our communities. Since tenants often purchase a home already on-site within a community, such services enhance occupancy and property performance. Additionally, because many of the homes on the Properties are sold through SHS, better control of home quality in our communities can be maintained than if sales services were conducted solely through third-party brokers. SHS also leases homes to prospective tenants. At September 30, 2012, SHS had 7,930 occupied leased homes in its portfolio. Homes for this rental program are purchased at discounted rates from finance companies that hold repossessed homes within our communities. New homes are purchased as necessary to supplement these repossessed home purchases. Leases associated with the rental program generally have a term of one year. This program requires intensive management of costs associated with repair and refurbishment of these homes as the tenants vacate and the homes are re-leased, similar to apartment rentals. We have added repair and service supervisors in areas with high concentrations of rental homes to aggressively pursue cost containment programs. The program is a strategic response to capture the value inherent in the purchase of substantially discounted repossessed homes in our communities. We receive approximately 27,000 applications each year to live in our Properties, providing a significant “resident boarding” system allowing us to market purchasing a home to the best applicants and to rent to the remainder of approved applicants. Through the rental program we are able to demonstrate our product and lifestyle to the renters, while monitoring their payment history and converting qualified renters to owners.

Regulations and Insurance

General

Manufactured housing and RV community properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, clubhouses and other common areas. We believe that each Property has the necessary operating permits and approvals.

Insurance

Our management believes that the Properties are covered by adequate fire, flood (where appropriate), property and business interruption insurance provided by reputable companies with commercially reasonable deductibles and limits. We maintain a blanket policy that covers all of our Properties. We have obtained title insurance insuring fee title to the Properties in an aggregate amount which we believe to be adequate. Claims made to our insurance carriers that are determined to be recoverable are classified in other receivables as incurred.

Site Leases or Usage Rights

The typical lease we enter into with a tenant for the rental of a manufactured home site is month-to-month or year-to-year, renewable upon the consent of both parties, or, in some instances, as provided by statute. A small number of our leases, mainly Florida properties, are tied to consumer price index or other indices as it relates to rent increase. Generally, market rate adjustments are made on an annual basis. These leases are cancelable for non-payment of rent, violation of community rules and regulations or other specified defaults. During the five calendar years ended December 31, 2011, on average 2.7% of the homes in our communities have been removed by their owners and 5.4% of the homes have been sold by their owners to a new owner who then assumes rental obligations as a community resident. The cost to move a home is approximately $4,000 to $10,000. The average resident remains in our communities for approximately 19 years, while the average home, which gives rise to the rental stream, remains in our communities for approximately 37 years.

At Properties zoned for RV use, our customers have short-term, or seasonal, usage rights or long-term, or permanent, usage rights. The seasonal RV customers typically prepay for their stay or leave deposits to reserve a site for the following year. Many of these RV customers do not live full-time on the Property.

Properties

As of September 30, 2012, the Properties consisted of 142 manufactured housing communities, 12 RV communities, and 10 Properties containing both manufactured housing and RV sites located in 18 states. As of September 30, 2012, the Properties contained an aggregate of 57,191 developed sites comprised of 48,947 developed manufactured home sites, 4,021 permanent RV sites, 4,223 seasonal RV sites, and approximately 6,200 additional manufactured home sites suitable for development. Most of the Properties include amenities oriented toward family and retirement living. Of the 142 Properties, 74 have more than 300 developed manufactured home sites, with the largest having 1,020 developed manufactured home sites.

As of September 30, 2012, the Properties had an occupancy rate of 86.8% excluding seasonal RV sites. Since January 1, 2012, the Properties have averaged an aggregate annual turnover of homes (where the home is moved out of the community) of approximately 2.5% and an average annual turnover of residents (where the resident-owned home is sold and remains within the community, typically without interruption of rental income) of approximately 5.2%. The average renewal rate for residents in our rental program was 60.5% for the nine-months ended September 30, 2012.

We believe that our Properties’ high amenity levels contribute to low turnover and generally high occupancy rates. All of the Properties provide residents with attractive amenities, with most offering a clubhouse, a swimming pool and laundry facilities. Many of the Properties offer additional amenities such as sauna/whirlpool spas, tennis, shuffleboard and basketball courts and/or exercise rooms.

We have concentrated our communities within certain geographic areas in order to achieve economies of scale in management and operation. The Properties are principally concentrated in the Midwestern, Southern and Southeastern United States. We believe that geographic diversification helps to insulate the portfolio from regional economic influences.

The following tables set forth certain information relating to the Properties owned as of September 30, 2012. The occupancy percentage includes manufactured home sites, or MH Sites, and permanent RV sites, or RV Sites, and excludes seasonal RV sites.

Property	City	State	MH and Permanent RV Sites as of 9/30/12	Seasonal RV Sites as of 9/30/12	Occupancy as of 9/30/12		Occupancy as of 12/31/11		Occupancy as of 12/31/10
MIDWEST
Michigan
Academy/West Pointe (1)	Canton	MI	441	—	91%		88%		88%
Allendale Meadows Mobile Village	Allendale	MI	352	—	80%		78%		74%
Alpine Meadows Mobile Village	Grand Rapids	MI	403	—	90%		87%		83%
Bedford Hills Mobile Village	Battle Creek	MI	339	—	73%		71%		73%
Brentwood Mobile Village	Kentwood	MI	195	—	98%		99%		98%
Byron Center Mobile Village	Byron Center	MI	143	—	93%		93%		92%
Candlewick Court	Owosso	MI	211	—	71%		73%		74%
College Park Estates	Canton	MI	230	—	79%		73%		70%
Continental Estates	Davison	MI	385	—	39%		40%		38%
Continental North	Davison	MI	474	—	52%		53%		54%
Country Acres Mobile Village	Cadillac	MI	182	—	91%		86%		84%
Country Meadows Mobile Village	Flat Rock	MI	577	—	96%		94%		91%
Countryside Village	Perry	MI	359	—	61%		58%		67%
Creekwood Meadows	Burton	MI	336	—	72%		65%		63%
Cutler Estates Mobile Village	Grand Rapids	MI	259	—	97%		98%		93%
Davison East	Davison	MI	190	—	43%		44%		45%
Falcon Pointe (2)	East Lansing	MI	142	—	13	%(2)	13	%(2)	15	%(2)
Fisherman’s Cove	Flint	MI	162	—	93%		87%		87%
Grand Mobile Estates	Grand Rapids	MI	230	—	76%		75%		73%
Hamlin (3)	Webberville	MI	209	—	82	%(3)	75	%(3)	73	%(3)
Holly Village/Hawaiian Gardens (1)	Holly	MI	425	—	97%		98%		98%
Hunters Glen (2)	Wayland	MI	280	—	69	%(2)	63	%(2)	59	%(2)
Kensington Meadows	Lansing	MI	290	—	95%		90%		85%
Kings Court Mobile Village	Traverse City	MI	639	—	100%		100%		98%
Knollwood Estates	Allendale	MI	161	—	84%		82%		81%
Lafayette Place	Metro Detroit	MI	254	—	67%		66%		65%
Lakeview	Ypsilanti	MI	392	—	97%		97%		93%
Lincoln Estates	Holland	MI	191	—	91%		92%		85%
Meadow Lake Estates	White Lake	MI	425	—	91%		88%		84%
Meadowbrook Estates	Monroe	MI	453	—	94%		92%		92%
Presidential Estates Mobile Village	Hudsonville	MI	364	—	95%		90%		88%
Richmond Place	Metro Detroit	MI	117	—	85%		84%		83%
River Haven Village	Grand Haven	MI	721	—	60%		60%		57%
Scio Farms Estates	Ann Arbor	MI	913	—	94%		94%		93%
Sheffield Estates	Auburn Hills	MI	228	—	98%		98%		98%
Sherman Oaks	Jackson	MI	366	—	73%		74%		72%
St. Clair Place	Metro Detroit	MI	100	—	75%		75%		74%
Sunset Ridge (2)	Portland Township	MI	190	—	96	%(2)	96	%(2)	95	%(2)
Timberline Estates	Grand Rapids	MI	296	—	87%		83%		80%
Town & Country Mobile Village	Traverse City	MI	192	—	99%		98%		98%

Property	City	State	MH and Permanent RV Sites as of 9/30/12	Seasonal RV Sites as of 9/30/12	Occupancy as of 9/30/12		Occupancy as of 12/31/11		Occupancy as of 12/31/10
Village Trails (3)	Howard City	MI	100	—	94	%(3)	97	%(3)	92	%(3)
White Lake Mobile Home Village	White Lake	MI	315	—	97%		96%		98%
White Oak Estates	Mt. Morris	MI	480	—	67%		66%		68%
Windham Hills Estates (3)	Jackson	MI	402	—	81	%(3)	77	%(3)	70	%(3)
Woodhaven Place	Metro Detroit	MI	220	—	98%		98%		95%
Apple Carr Village	Muskegon	MI	529	—	76%		72%		N/A
Holiday West Village	Holland	MI	341	—	99%		93%		N/A
Tamarac Village	Ludington	MI	402	8	99%		96%		N/A
Waverly Shores Village	Holland	MI	326	—	100%		97%		N/A
Hickory Hills Village	Battle Creek	MI	283	—	92%		84%		N/A
Oak Island Village	East Lansing	MI	250	—	94%		84%		N/A
Sycamore Village	Mason	MI	396	—	90%		85%		N/A
Brookside Village	Kentwood	MI	196	—	97%		95%		N/A
Cider Mill Village	Middleville	MI	258	—	76%		67%		N/A
Country Meadows Village	Caledonia	MI	307	—	88%		77%		N/A
Dutton Mill Village	Caledonia	MI	307	—	96%		91%		N/A
Pinebrook Village	Grand Rapids	MI	185	—	93%		91%		N/A
Southwood Village	Grand Rapids	MI	394	—	97%		94%		N/A
Country Hills Village	Hudsonville	MI	239	—	90%		74%		N/A
Leisure Village	Belmont	MI	237	—	100%		97%		N/A
Warren Dunes Village	Bridgman	MI	188	—	88%		77%		N/A
Windsor Woods Village	Wayland	MI	314	—	84%		78%		N/A
Hidden Ridge RV Resort	Hopkins	MI	—	276	N/A		N/A		N/A
Cider Mill Crossings	Fenton	MI	262	—	46%		19%		N/A
Northville Crossing	Northville	MI	756	—	81%		N/A		N/A
Michigan Total			20,503	284	84%		81%		79%

MIDWEST
Indiana
Brookside Mobile Home Village	Goshen	IN	570	—	67%		66%		64%
Carrington Pointe (3)	Ft. Wayne	IN	320	—	80	%(3)	80	%(3)	79	%(3)
Clear Water Mobile Village	South Bend	IN	227	—	81%		77%		73%
Cobus Green Mobile Home Park	Elkhart	IN	386	—	67%		66%		64%
Deerfield Run (3)	Anderson	IN	175	—	65	%(3)	61	%(3)	64	%(3)
Four Seasons	Elkhart	IN	218	—	84%		82%		80%
Holiday Mobile Home Village	Elkhart	IN	326	—	72%		75%		75%
Liberty Farms	Valparaiso	IN	220	—	100%		98%		98%
Maplewood	Lawrence	IN	207	—	69%		69%		70%
Meadows	Nappanee	IN	330	—	52%		50%		51%
Pebble Creek (2) (4)	Greenwood	IN	257	—	96	%(2)	93	%(2)	89	%(2)
Pine Hills	Middlebury	IN	129	—	89%		91%		88%
Roxbury Park	Goshen	IN	398	—	87%		84%		85%
Timberbrook	Bristol	IN	567	—	53%		55%		56%
Valley Brook	Indianapolis	IN	798	—	53%		54%		53%
West Glen Village	Indianapolis	IN	552	—	75%		72%		71%
Woodlake Estates	Ft. Wayne	IN	338	—	56%		53%		50%
Woods Edge Mobile Village (3)	West Lafayette	IN	598	—	53	%(3)	52	%(3)	53	%(3)
Indiana Total			6,616	—	68%		67%		66%

Property	City	State	MH and Permanent RV Sites as of 9/30/12	Seasonal RV Sites as of 9/30/12	Occupancy as of 9/30/12		Occupancy as of 12/31/11		Occupancy as of 12/31/10

Ohio
Apple Creek Manufactured Home Community and Self Storage	Amelia	OH	176	—	97%		95%		100%
Byrne Hill Village	Toledo	OH	236	—	92%		91%		86%
Catalina	Middletown	OH	462	—	57%		59%		56%
East Fork (2) (4)	Batavia	OH	215	—	98	%(2)	97	%(2)	94	%(2)
Oakwood Village	Miamisburg	OH	511	—	96%		92%		89%
Orchard Lake	Milford	OH	147	—	98%		97%		96%
Westbrook Senior Village	Toledo	OH	112	—	97%		96%		98%
Westbrook Village	Toledo	OH	344	—	97%		96%		95%
Willowbrook Place	Toledo	OH	266	—	89%		91%		95%
Woodside Terrace	Holland	OH	439	—	82%		79%		82%
Worthington Arms	Lewis Center	OH	224	—	98%		98%		96%
Ohio Total			3,132	—	88%		87%		86%

SOUTH
Texas
Boulder Ridge (2)	Pflugerville	TX	526	—	99	%(2)	95	%(2)	79	%(2)
Branch Creek Estates	Austin	TX	392	—	99%		99%		100%
Casa del Valle	Alamo	TX	219	177	100	%(5)	100	%(5)	100	%(5)
Chisholm Point Estates	Pflugerville	TX	417	—	99%		99%		100%
Comal Farms (2) (4)	New Braunfels	TX	351	—	98	%(2)	99	%(2)	91	%(2)
Kenwood RV and Mobile Home Plaza	LaFeria	TX	85	195	100	%(5)	100	%(5)	100	%(5)
Oak Crest (2)	Austin	TX	335	—	99	%(2)	98	%(2)	88	%(2)
Pecan Branch (2)	Georgetown	TX	69	—	97	%(2)	91	%(2)	99	%(2)
Pine Trace (2)	Houston	TX	403	—	99	%(2)	98	%(2)	98	%(2)
River Ranch (2) (4)	Austin	TX	266	—	56	%(2)	98	%(2)	99	%(2)
River Ridge (2)	Austin	TX	515	—	96	%(2)	74	%(2)	99	%(2)
Saddle Brook (2)	Austin	TX	260	—	98	%(2)	98	%(2)	87	%(2)
Snow to Sun	Weslaco	TX	316	159	100	%(5)	100	%(5)	100	%(5)
Stonebridge (2) (4)	San Antonio	TX	335	—	99	%(2)	99	%(2)	98	%(2)
Summit Ridge (2) (4)	Converse	TX	249	—	98	%(2)	98	%(2)	98	%(2)
Sunset Ridge (2) (4)	Kyle	TX	170	—	99	%(2)	98	%(2)	100	%(2)
Woodlake Trails (2) (4)	San Antonio	TX	227	—	64	%(2)	98	%(2)	97	%(2)
Blazing Star	San Antonio	TX	—	260	N/A		N/A		N/A
Texas Total			5,135	791	95%		96%		95%

SOUTHEAST
Florida
Arbor Terrace RV Park	Bradenton	FL	160	235	98	%(5)	98	%(5)	99	%(5)
Ariana Village Mobile Home Park	Lakeland	FL	208	—	92%		92%		92%
Blueberry Hill	Bushnell	FL	25	380	96%		N/A		N/A
Buttonwood Bay	Sebring	FL	788	152	99	%(5)	99	%(5)	100	%(5)
Club Naples	Naples	FL	119	187	100%		N/A		N/A
Gold Coaster	Homestead	FL	454	91	98	%(5)	100	%(5)	100	%(5)
Grand Lakes	Citra	FL	44	357	77%		N/A		N/A
Groves RV Resort	Ft. Myers	FL	157	125	97	%(5)	99	%(5)	99	%(5)
Holly Forest Estates	Holly Hill	FL	402	—	98%		99%		100%
Indian Creek Park	Ft. Myers Beach	FL	1329	117	99	%(5)	99	%(5)	99	%(5)

Property	City	State	MH and Permanent RV Sites as of 9/30/12	Seasonal RV Sites as of 9/30/12	Occupancy as of 9/30/12		Occupancy as of 12/31/11		Occupancy as of 12/31/10
Island Lakes	Merritt Island	FL	301	—	100%		99%		100%
Kings Lake	Debary	FL	245	—	99%		96%		97%
Lake Juliana Landings	Auburndale	FL	274	—	98%		97%		98%
Lake San Marino RV Park	Naples	FL	196	213	95	%(5)	96	%(5)	98	%(5)
Meadowbrook Village	Tampa	FL	257	—	100%		100%		100%
Naple Gardens	Naples	FL	33	133	91%		N/A		N/A
North Lake	Moore Haven	FL	177	94	99%		N/A		N/A
Orange City RV Resort	Orange City	FL	185	340	100%		100%		N/A
Orange Tree Village	Orange City	FL	246	—	100%		100%		99%
Royal Country	Miami	FL	864	—	100%		100%		100%
Saddle Oak Club	Ocala	FL	376	—	99%		99%		99%
Siesta Bay RV Park	Ft. Myers Beach	FL	727	70	99	%(5)	98	%(5)	99	%(5)
Silver Star Mobile Village	Orlando	FL	406	—	97%		98%		99%
Tampa East	Tampa	FL	229	471	95	%(5)	97	%(5)	100	%(5)
Three Lakes	Hudson	FL	128	179	98%		N/A		N/A
Water Oak Country Club Estates	Lady Lake	FL	1020	—	100%		100%		100%
Florida Total			9,350	3,144	99%		99%		99%

OTHER
Autumn Ridge	Ankeny	IA	413	—	99%		100%		99%
Bell Crossing (3)	Clarksville	TN	239	—	77	%(3)	64	%(3)	64	%(3)
Candlelight Village	Chicago Heights	IL	309	—	96%		94%		88%
Cave Creek (2)	Evans	CO	289	—	96	%(2)	76	%(2)	74	%(2)
Countryside Atlanta (6)	Lawrenceville	GA	271	—	100	%(6)	99	%(6)	99	%(6)
Countryside Gwinnett	Buford	GA	331	—	98%		94%		91%
Countryside Lake Lanier	Buford	GA	548	—	87%		83%		82%
Creekside (2) (4)	Reidsville	NC	45	—	67	%(2)	67	%(2)	64	%(2)
Desert View Village (2)	West Wendover	NV	93	—	45	%(2)	48	%(2)	49	%(2)
Eagle Crest (2)	Firestone	CO	441	—	98	%(2)	76	%(2)	97	%(2)
Edwardsville	Edwardsville	KS	634	—	71%		67%		66%
Forest Meadows	Philomath	OR	75	—	99%		100%		100%
Glen Laurel (2) (4)	Concord	NC	260	—	75	%(2)	61	%(2)	57	%(2)
High Pointe	Frederica	DE	411	—	95%		92%		92%
Meadowbrook (2) (4)	Charlotte	NC	177	—	99	%(2)	98	%(2)	93	%(2)
North Point Estates (2)	Pueblo	CO	108	—	79	%(2)	63	%(2)	58	%(2)
Pheasant Ridge	Lancaster	PA	553	—	100%		100%		100%
Pin Oak Parc	O’Fallon	MO	502	—	82%		82%		83%
Pine Ridge	Petersburg	VA	245	—	98%		98%		98%
Sea Air	Rehoboth Beach	DE	507	4	100	%(5)	99	%(5)	99	%(5)
Southfork	Belton	MO	474	—	61%		65%		69%
Sun Villa Estates	Reno	NV	324	—	98%		99%		99%
Timber Ridge	Ft. Collins	CO	585	—	100%		95%		90%
Woodland Park Estates	Eugene	OR	398	—	99%		98%		98%
Other Total			8,232	4	90%		89%		86%
TOTAL / AVERAGE			52,968	4,223	87%		85%		84%

(1)	Properties have two licenses but operate as one community.
(2)	Occupancy in these Properties reflects the fact that these communities are newly developed from the ground up.

(3)	Occupancy in these Properties reflects the fact that these communities are in a lease-up phase following an expansion.
(4)	This Property is owned by an affiliate of Sunchamp LLC, a joint venture that owns 11 of our consolidated manufactured home communities, in which we own approximately an 81.3% equity interest as of September 30, 2012.
(5)	Occupancy percentage excludes seasonal RV sites. Percentage calculated by dividing revenue producing sites by developed sites. A revenue producing site is defined as a site that is occupied by a paying resident. A developed site is defined as an adequate sized parcel of land that has road and utility access which is zoned and licensed (if required) for use as a home site.
(6)	The number of developed sites and occupancy percentage at this Property includes sites that we believe will be covered under our comprehensive insurance coverage (subject to deductibles and certain limitations) for both property damage and business interruption from a flood that caused substantial damage to this Property.

Principal Executive Offices and Website

We were incorporated in Maryland on July 23, 1993 and went public in an initial public offering on December 9, 1993. Our executive and principal property management office is located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. We have regional property management offices located in Austin, Texas; Dayton, Ohio; Grand Rapids, Michigan; Elkhart, Indiana; and Orlando, Florida. We maintain an Internet site at www.suncommunities.com, which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus supplement.

THE OFFERING

The summary below describes the principal terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a purchaser of Series A Preferred Shares. For a more complete description of the terms of the Series A Preferred Shares, see “Description of the Series A Preferred Shares” in this prospectus supplement and “Description of Preferred Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the accompanying prospectus.

Issuer	Sun Communities, Inc.

Securities Offered	shares of % Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, plus up to an additional Series A Preferred Shares if the underwriters exercise their option to purchase additional shares from us. We reserve the right to issue and sell additional Series A Preferred Shares either through public or private sales at any time or from time to time.

Distributions	Holders of the Series A Preferred Shares will be entitled to receive cumulative cash distributions on the Series A Preferred Shares from the original date of issuance at a rate of % per year of the $25.00 liquidation preference per share (equivalent to $ per year per share). Distributions on the Series A Preferred Shares are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, or if not a business day, the next succeeding business day. The first distribution on the Series A Preferred Shares sold in this offering will be paid on January 15, 2013, and will be a distribution payable in respect of the partial period ending on January 15, 2013 in the amount of approximately $ per share. See “Description of the Series A Preferred Shares—Distributions.”

No Maturity	The Series A Preferred Shares will have no maturity date, and we are not required to redeem the Series A Preferred Shares. In addition, we are not required to set apart funds to redeem the Series A Preferred Shares. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series A Preferred Shares have a conversion right, those holders decide to convert them into shares of our common stock.

Optional Redemption	We may not redeem the Series A Preferred Shares prior to , 2017, except as described under “Description of the Series A Preferred Shares—Redemption—Special Optional Redemption” and in limited circumstances relating to our continuing qualification as a REIT. On and after , 2017, we may, at our option, redeem the Series A Preferred Shares, in whole or in part, for cash at any time at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date.

Special Optional Redemption

In connection with a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Shares, in whole or in part, no later than 120 days after the first date on which such Change of Control occurs, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date (except as otherwise described in this prospectus supplement). If, prior to the Change of Control Conversion Date (as defined below), we have timely provided notice of exercise of our redemption rights with respect to the Series A Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series A Preferred Shares will not have the conversion rights described below.

A “Change of Control” means the following events have occurred and are continuing:

•

the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of all of our shares of capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the above bullet point, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts, or ADRs), representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market LLC, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have timely provided notice of exercise of our redemption rights with respect to the Series A Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), to convert some or all of the Series A Preferred Shares held by such holder on the Change of Control Conversion Date into a number of shares of our common stock, per Series A Preferred Share to be converted, equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series A Preferred Share to be converted plus the amount of any accumulated and unpaid distributions thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Share distribution payment and prior to the corresponding Series A Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	, or the Share Cap, subject to certain adjustments,

subject, in each case, to an aggregate cap on the total number of shares of our common stock issuable upon exercise of the Change of Control Conversion Right and to provisions for the receipt of alternative consideration as described under “Description of the Series A Preferred Shares—Conversion Rights” in this prospectus supplement.

If we have timely provided a redemption notice (whether pursuant to our optional redemption right or our special optional redemption right) in connection with a Change of Control, holders of Series A Preferred Shares will not have any right to convert the Series A Preferred Shares in connection with the Change of Control Conversion Right, and any Series A Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments, limitations and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series A Preferred Shares—Conversion Rights” in this prospectus supplement.

Except as provided above in connection with a Change of Control, the Series A Preferred Shares will not be convertible into or exchangeable for any other securities or property.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series A Preferred Shares will have the right to receive $25.00 per Series A Preferred Share, plus accrued and unpaid distributions thereon (whether or not authorized or declared) to the date of payment, before any payments are made to holders of our common stock or to holders of any other of our equity securities that we may issue ranking junior to the Series A Preferred Shares as to liquidation rights (but after any payments are made to holders of our debt, holders of our subsidiaries’ debt and holders of any other of our equity securities that we may issue ranking senior to the Series A Preferred Shares as to liquidation rights (which equity securities we may authorize only with the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares)).

Your rights to receive the liquidation preference will be subject to the proportionate rights of each other series or class of our equity securities ranking on parity with the Series A Preferred Shares that we may issue in the future. See “Description of the Series A Preferred Shares—Liquidation Preference.”

Ranking	The Series A Preferred Shares will rank, with respect to distribution rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

•	junior to all of our existing and future debt obligations, including convertible or exchangeable debt securities;

•

senior to our common stock, to our Junior Participating Preferred Stock, $0.01 par value per share, or the Junior Participating Preferred Stock, which is described under “Description of Preferred Stock—Junior Participating Preferred Stock” in the accompanying prospectus, and to any other equity securities that we may later authorize or issue in the future that by their terms rank junior to the Series A Preferred Shares;

•

on a parity with any other class or series of our preferred stock or other equity securities that we may later authorize or issue in the future and that by their terms are on a parity with the Series A Preferred Shares; and

•

junior to any equity securities that we may later authorize or issue and that by their terms rank senior to the Series A Preferred Shares (which we may only authorize with the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares).

Voting Rights

Holders of Series A Preferred Shares generally will have no voting rights. However, if we do not pay full cumulative distributions on the Series A Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series A Preferred Shares, voting together as a single class with the holders of any other class or series of our preferred stock which have similar voting rights and rank on parity with the Series A Preferred Shares, will be entitled to vote for the election of two additional directors to serve on our board of directors until we authorize, declare and pay or authorize, declare and irrevocably set apart for payment in trust full cumulative distributions which we owe on our preferred stock. In addition, the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares is required for us to: (i) amend, alter, supplement or repeal any of the provisions of our charter or our bylaws in a manner that materially and adversely affects any power, right, privilege or preference of the Series A Preferred Shares or the holders of the Series A Preferred Shares; (ii) effect a statutory share exchange, a consolidation with or merger into another entity, a consolidation with or merger of another entity into us, a sale of all or substantially all of our assets outside the ordinary course of our business, a reclassification or recapitalization of our outstanding stock or other business combination unless in each such case each Series A Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption identical to that of the Series A Preferred Shares; or (iii) authorize, reclassify or create, or increase the authorized or issued amount of, or issue, any class or series of shares ranking senior to the Series A Preferred Shares in respect of rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any security convertible into or evidencing the right to purchase any class or series of such shares. See “Description of the Series A Preferred Shares—Voting Rights.”

Information Rights	During any period in which we are not subject to the reporting requirements of the Exchange Act but Series A Preferred Shares are outstanding, we will mail to all holders of Series A Preferred Shares, as their names and addresses appear in our record books, copies of the annual reports and quarterly reports that we would have been required to file with the SEC if we were so subject (other than any exhibits that would have been required) as a “large accelerated filer” within the meaning of the Exchange Act as in effect on the original issue date of the Series A Preferred Shares. We will mail the reports within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to the reporting requirements of the Exchange Act as a “large accelerated filer” within the meaning of the Exchange Act as in effect on the original issue date of the Series A Preferred Shares. In addition, during the same period, we will, promptly upon written request, supply copies of such reports to any prospective holder of Series A Preferred Shares.

Restrictions on Ownership and Transfer	For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, referred to herein as the Code, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of any taxable year. In addition, our charter, which will include the articles supplementary establishing the Series A Preferred Shares, contains provisions that limit to 9.8% the percentage ownership of shares of our outstanding common stock and preferred stock (in number of shares or value), by any one person or group of affiliated persons, but allows our board of directors to waive this ownership limit, subject to certain conditions. In addition, the articles supplementary establishing the Series A Preferred Shares will provide that, notwithstanding any other provision of the Series A Preferred Shares, no holder of shares of Series A Preferred Shares will be entitled to convert such shares into shares of our common stock to the extent that receipt of such shares of common stock would cause the holder or any other person to exceed the ownership limitations contained in our charter. See “Description of the Series A Preferred Shares—Restrictions on Ownership and Transfer” in this prospectus supplement and “Certain Provisions of Maryland Law and Our Charter and Bylaws—Restrictions on Ownership and Transfer of our Stock” on page 33 of the accompanying prospectus for more information about these restrictions.

Listing	We have filed an application to list the Series A Preferred Shares on the NYSE under the symbol “SUI-PrA”. If the application is approved, trading of the Series A Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series A Preferred Shares.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $ million after deducting expenses related to this offering (or approximately $ million if the underwriters exercise their option to purchase additional Series A Preferred Shares from us, in full). We intend to use up to $ million of the net proceeds from this offering to fund all or a portion of the purchase price for the acquisition of the Rudgate Properties, which, subject to the satisfaction of the closing contingencies, is scheduled to close by November 15, 2012. We intend to use any remaining net proceeds for financing activities, to fund possible future acquisitions of properties and for working capital and general corporate purposes.

Form	The Series A Preferred Shares will be issued and maintained initially in book-entry form registered in the name of the nominee of The Depository Trust Company.

Settlement Date	Delivery of the Series A Preferred Shares will be made against payment therefor on or about , 2012.

Risk Factors	Investing in the Series A Preferred Shares involves risk. You should carefully read the information contained under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2011 and our other filings under the Exchange Act, that are incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Series A Preferred Shares.

Tax Consequences	The U.S. federal income tax consequences of purchasing, owning and disposing of the Series A Preferred Shares and the shares of our common stock into which the Series A Preferred Shares may be convertible are summarized in “Certain Material Federal Income Tax Considerations” on page S-46 of this prospectus supplement and “Material Federal Income Tax Considerations” on page 33 of the accompanying prospectus.

RISK FACTORS

Investment in the Series A Preferred Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below as well as other information contained in or incorporated by reference in this prospectus supplement before making an investment decision, including the risks described in the “Risk Factors” section beginning on page 2 of the accompanying prospectus and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2011 and, to the extent applicable, in our Quarterly Reports on Form 10-Q. The risks and uncertainties described below and incorporated herein by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. The occurrence of any of these risks may cause you to lose all or part of your investment in the Series A Preferred Shares. See “Cautionary Statement Regarding Forward-Looking Statements.”

The Series A Preferred Shares have not been rated.

We have not sought to obtain a rating for the Series A Preferred Shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Shares. In addition, we may elect in the future to obtain a rating of the Series A Preferred Shares, which could adversely affect the market price of the Series A Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Shares.

An active trading market for the Series A Preferred Shares may not develop, which may negatively impact their market value and your ability to transfer or sell your shares, and the Series A Preferred Shares have no stated maturity date.

The Series A Preferred Shares are a new issue of securities for which there is currently no public market. Because the Series A Preferred Shares do not have a stated maturity date, investors seeking liquidity will be limited to selling their Series A Preferred Shares in the secondary market. Although we have applied to list the Series A Preferred Shares on the NYSE under the symbol “SUI-PrA”, we cannot assure you that an active or sustained trading market for the Series A Preferred Shares will develop or that the holders will be able to sell their Series A Preferred Shares. The underwriters have informed us that they intend to make a market in the Series A Preferred Shares after this offering is completed. However, the underwriters may cease their market making activities at any time. Moreover, even if you are able to sell your Series A Preferred Shares, we cannot assure you as to the price at which any sales will be made. Future trading prices of the Series A Preferred Shares will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock, and the market for similar securities. Historically, the market for preferred securities has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Series A Preferred Shares will be subject to disruptions which may have a negative effect on the holders of the Series A Preferred Shares, regardless of our prospects or financial performance.

The market price of the Series A Preferred Shares could be volatile and could decline, resulting in a substantial or complete loss on your investment.

The stock markets, including the NYSE, on which we have applied to list the Series A Preferred Shares, have experienced significant price and volume fluctuations. As a result, the market price of the Series A Preferred Shares could be similarly volatile, and investors in the Series A Preferred Shares may experience a decrease in the value of their Series A Preferred Shares, including decreases unrelated to our operating performance or prospects. The price of the Series A Preferred Shares could be subject to wide fluctuations in response to a number of factors, including:

•	the trading price of our common stock;

•	any increases in prevailing interest rates, which may negatively affect the market for the Series A Preferred Shares;

•	the market for similar securities;

•	issuances of other series or classes of preferred stock or other equity securities;

•	our operating performance and the performance of other similar companies;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in our earnings estimates or those of analysts;

•	publication of research reports about us or the real estate industry generally;

•	increases in market interest rates that lead purchasers of our common stock to demand a higher dividend yield;

•	changes in market valuations of similar companies;

•

adverse market reaction to the amount of our debt outstanding at any time, the amount of our debt maturing in the near- and medium-term and our ability to refinance our debt, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	speculation in the press or investment community;

•	actions by institutional stockholders;

•	if, and to the extent the Series A Preferred Shares are rated following the closing of this offering, changes in the credit ratings;

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•	general market and economic conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of the Series A Preferred Shares to decline significantly, regardless of our financial condition, results of operations and prospects. It is impossible to provide any assurance that the market price of the Series A Preferred Shares will not fall in the future, and it may be difficult for holders to resell Series A Preferred Shares at prices they find attractive, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

The Series A Preferred Shares will be subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.

The payment of amounts due on the Series A Preferred Shares will be subordinated to all of our existing and future debt, including our senior secured revolving credit facility, our collateralized term loans and our mortgage notes, and will be structurally subordinated to the obligations of our subsidiaries. Our future debt may also include restrictions on our ability to pay distributions to preferred stockholders. We may also issue additional preferred stock in the future which is on a parity with (or, upon the affirmative vote or consent of the holders of two-thirds of the outstanding Series A Preferred Shares, senior to) the Series A Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up. The issuance of such additional preferred stock on parity with or senior to the Series A Preferred Shares would dilute the interests of the holders of the Series A Preferred Shares, and any issuance of preferred stock senior to the Series A Preferred Shares or of additional indebtedness could affect our ability to pay distributions on, or redeem or pay the liquidation preference on, the Series A Preferred Shares. Any of these factors may affect the trading price for the Series A Preferred Shares.

As a holder of Series A Preferred Shares, you will have extremely limited voting rights.

Your voting rights as a holder of Series A Preferred Shares will be limited. Our common stock is the only class of our securities that carries full voting rights. Holders of Series A Preferred Shares will be entitled to elect, voting together with any then outstanding preferred stock on a parity with the Series A Preferred Shares upon which like voting rights have been conferred and are exercisable, two additional directors to serve on our board of directors in the event that six or more quarterly distributions (whether or not consecutive) payable on the Series A Preferred Shares are in arrears. In addition, holders of Series A Preferred Shares will be entitled to vote on amendments to our bylaws and our charter, including the articles supplementary relating to the Series A Preferred Shares, whether by merger, consolidation, transfer, conveyance of substantially all of our assets or otherwise, or on a merger or consolidation, so as to affect materially and adversely any rights of the Series A Preferred Shares. Holders of Series A Preferred Shares will also be entitled to vote on any statutory share exchange, consolidation with or merger of another entity into us, a sale of all or substantially all of our assets outside the ordinary course of business, a reclassification or recapitalization of our outstanding stock and other business combinations unless each share of Series A Preferred Stock (A) remains outstanding without a material and adverse change to its terms and rights or (B) will be converted or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption identical to that of the Series A Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series A Preferred Stock). Furthermore, holders of Series A Preferred Shares will be entitled to vote, separately as a class, with respect to authorization, creation or issuance of additional shares ranking senior to the Series A Preferred Shares. Other than the limited circumstances described in this prospectus supplement, holders of Series A Preferred Shares will not have any voting rights. See “Description of the Series A Preferred Shares—Voting Rights.”

We will be able to redeem the Series A Preferred Shares at our option at any time beginning on                     , 2017, and under certain other circumstances, but are under no obligation to do so.

The Series A Preferred Shares will have no maturity date. We may, at our option, on and after                     , 2017, redeem the Series A Preferred Shares, in whole or in part, for cash at any time at a redemption price of $25.00 per share, plus accumulated and unpaid dividends thereon, if any, to, but not including, the redemption date. We may also redeem the Series A Preferred Shares, in whole or in part upon the occurrence of certain changes of control before                     , 2017 at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to but not including the redemption date.

We do not need your consent in order to redeem the Series A Preferred Shares as described above. If we redeem your Series A Preferred Shares, you may not be able to invest the proceeds in an investment with a comparable return. You may not require us to redeem or repurchase the Series A Preferred Shares under any circumstances.

The change of control conversion feature of the Series A Preferred Shares may not adequately compensate you, and the change of control conversion and redemption features of the Series A Preferred Shares may make it more difficult for a party to take over Sun or discourage a party from taking over Sun.

Upon the occurrence of a Change of Control, the result of which is that shares of our common stock and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ, holders of the Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have timely provided notice of our election to redeem the Series A Preferred Shares) to convert some or all of their Series A Preferred Shares into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series A Preferred Shares. See “Description of the Series A

Preferred Shares—Conversion Rights” and “Redemption—Special Optional Redemption.” Upon such a conversion, the holders of Series A Preferred Shares will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of Series A Preferred Shares converted. If the Common Stock Price is less than $                 (which is    % of the per-share closing sale price of our common stock on                     , 2012), subject to adjustment, the holders will receive a maximum of              shares of our common stock per Series A Preferred Share, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Shares.

In addition, these features of the Series A Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for Sun or of delaying, deferring or preventing a change of control of Sun under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Shares with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

Our charter, which will include the articles supplementary establishing the Series A Preferred Shares, contains restrictions upon ownership and transfer of our stock, which may impair the ability of holders to convert Series A Preferred Shares into shares of our common stock upon a Change of Control.

Our charter, which will include the articles supplementary establishing the Series A Preferred Shares, subject to certain exceptions, contains provisions providing that no holder may own more than 9.8%, in number of shares or value, of shares of our outstanding common stock and preferred stock. You should consider these ownership limitations prior to your purchase of Series A Preferred Shares. In addition, the articles supplementary will provide that, notwithstanding any other provision of the Series A Preferred Shares, no holder of shares of Series A Preferred Shares will be entitled to convert such shares into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our charter, which may limit your ability to convert the Series A Preferred Shares into our common stock upon a Change of Control. The restrictions could also reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series A Preferred Shares. See “Description of the Series A Preferred Shares—Restrictions on Ownership and Transfer” in this prospectus supplement and “Certain Provisions of Maryland Law and Our Charter and Bylaws—Restrictions on Ownership and Transfer of our Stock” in the accompanying prospectus for more information about these restrictions.

Conversion of Series A Preferred Shares will dilute the ownership interest of existing stockholders.

The conversion of some or all of the Series A Preferred Shares in connection with a Change of Control will dilute the ownership interests of existing stockholders. Any sales in the public market of shares of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series A Preferred Shares is limited by the laws of Maryland. Under Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution, provided, however, that a Maryland corporation may make a distribution from: (i) its net earnings for the fiscal year in which the distribution is made; (ii) its net earnings for the preceding fiscal year; or (iii) the sum of its net earnings for its preceding eight fiscal quarters even if, after such distribution, the corporation’s total assets would be less than its total liabilities. Accordingly, we generally may not make a distribution on the Series A Preferred Shares if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or, unless paid from one of the permitted sources of net earnings as described above, our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series of stock provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of stock then outstanding, if any, with preferential rights upon dissolution senior to those of the Series A Preferred Shares.

We may not be able to pay distributions upon events of default under our financing documents.

Some of our financing documents contain restrictions on distributions upon the occurrence of events of default thereunder. If such an event of default occurs, such as our failure to pay principal at maturity or interest when due for a specified period of time, we would be prohibited from making payments on our shares of capital stock, including the Series A Preferred Shares.

We may not have the ability to raise the funds necessary to redeem for cash Series A Preferred Shares in connection with a Change of Control or otherwise.

On or after             , 2017, we may, at our option, redeem the Series A Preferred Shares pursuant to an optional redemption, as described under “Description of the Series A Preferred Shares—Redemption—Optional Redemption.” In addition, we may, at our option, redeem the Series A Preferred Shares in connection with a Change of Control pursuant to a special optional redemption, as described under “Description of the Series A Preferred Shares—Redemption—Special Optional Redemption.” Following a Change of Control, you may exercise a special right to convert your Series A Preferred Shares as described under “Description of the Series A Preferred Shares—Conversion Rights” if we do not redeem the Series A Preferred Shares pursuant to the special optional redemption or the optional redemption right. We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the redemption price in cash with respect to any Series A Preferred Shares in connection with a Change of Control. In addition, our then existing indebtedness could provide that a change of control would constitute an event of default or prepayment event under, and result in the acceleration of the maturity of, such indebtedness or could otherwise contain restrictions which would not allow us to redeem your Series A Preferred Shares.

Future sales or issuances of our securities may cause the market price of the Series A Preferred Shares to decline.

The sale of substantial amounts of Series A Preferred Shares, whether directly by us or in the secondary market, the perception that such sales could occur or the availability of future issuances of shares of other series of our preferred stock, shares of our common stock, OP Units or other securities could materially and adversely affect the market price of the Series A Preferred Shares and our ability to raise capital through future offerings of equity or equity-related securities. In addition, we may issue capital stock that is senior to the Series A Preferred Shares in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity or for other reasons.

Our business operations may not generate the cash needed to pay dividends on the Series A Preferred Shares or to service our indebtedness.

Our ability to pay dividends on the Series A Preferred Shares and payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay dividends on the Series A Preferred Shares, to pay our indebtedness or to fund our other liquidity needs.

We may not acquire the Rudgate Properties or the Arizona Property and the closing of this offering is not conditioned on the acquisition of the Rudgate Properties or the Arizona Property.

We expect to acquire the Rudgate Properties no later than November 15, 2012 and to acquire the Arizona Property no later than December 31, 2012, but the closing of each of these transactions is subject to the satisfaction of the closing contingencies set forth in the purchase agreements, including obtaining certain third party consents. We have only recently begun our due diligence investigation of the Arizona Property and have had only preliminary discussions with the Arizona Property lender regarding obtaining its consent to our indirect assumption of the debt to be assumed in connection with the acquisition. If the conditions applicable to either of these transactions are not satisfied or waived or if the related purchase agreement is otherwise terminated in accordance with its terms, then the closing of such transaction will not occur. The closing of this offering is not conditioned on the acquisition of the Rudgate Properties or the Arizona Property. Therefore, upon the closing of this offering, you will become a holder of Series A Preferred Shares irrespective of whether the closing with respect to either the Rudgate Properties or the Arizona Property is consummated, delayed, restructured or terminated. If we do not acquire the Rudgate Properties or the Arizona Property, the Series A Preferred Shares that you have purchased in this offering will not reflect any interest in the Rudgate Properties or the Arizona Property, as applicable; if either closing is delayed, this interest will not be reflected during the period of delay; and if either acquisition is restructured, it is uncertain as to whether this interest will be adversely affected. In addition, the price of the Series A Preferred Shares may decline to the extent that their current market price reflects a market assumption that the Rudgate Properties and the Arizona Property will be acquired and that we will realize certain anticipated benefits of acquiring the Rudgate Properties and the Arizona Property.

The intended benefits of the acquisition of the Rudgate Properties and the Arizona Property may not be realized.

The proposed acquisitions of the Rudgate Properties and the Arizona Property, if they are consummated, pose risks for our ongoing operations, including:

•	that senior management’s attention may be diverted from the management of daily operations to the integration of the Rudgate Properties and the Arizona Property;

•	costs and expenses associated with any undisclosed or potential liabilities;

•	that the Rudgate Properties and the Arizona Property may not perform as well as we anticipate; and

•	that unforeseen difficulties may arise in integrating the Rudgate Properties and the Arizona Property into our portfolio.

As a result of the foregoing, we cannot assure you that the acquisition of either the Rudgate Properties or the Arizona Property will be accretive to us in the near term or at all. Furthermore, if we fail to realize the intended benefits of the Rudgate Properties and the Arizona Property, the market price of the Series A Preferred Shares could decline to the extent that the market price reflects those benefits.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We intend to use up to $         million of the net proceeds from this offering to fund all or a portion of the purchase price for the acquisition of the Rudgate Properties and the remainder of the net proceeds, if any, for financing activities, to fund possible future acquisitions of properties and for working capital and general corporate purposes. Our management will have broad discretion in the application of certain of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of the Series A Preferred Shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under “Risk Factors” above, such risks and uncertainties include:

•	changes in general economic conditions, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions and developments successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	availability of capital;

•	difficulties in completing acquisitions;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters;

•	general volatility of the capital markets and the market price of shares of our capital stock;

•	our failure to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	our ability to maintain rental rates and occupancy levels;

•	competitive market forces;

•	the ability of manufactured home buyers to obtain financing;

•	the level of repossessions by manufactured home lenders; and

•

those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission, or the SEC, and our other filings made from time to time with the SEC. See “Where You Can Find More Information” on page S-58 of this prospectus supplement.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus, whether as a result of new information, future events, changes in our expectations or otherwise.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated offering expenses payable by us, will be approximately $         million (or approximately $         million if the underwriters exercise their option to purchase additional Series A Preferred Shares from us, in full).

We intend to use up to $         million of the net proceeds from this offering to fund all or a portion of the purchase price for the acquisition of the Rudgate Properties, which, subject to the satisfaction of the closing contingencies, is scheduled to close by November 15, 2012. See “Summary—Recent Developments—Potential Acquisitions.”

We intend to use any remaining net proceeds from this offering for financing activities, to fund possible future acquisitions of properties and for working capital and general corporate purposes.

Pending use of the remaining net proceeds of this offering, we intend to invest these net proceeds in short-term interest-bearing investment grade instruments.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2012:

•	on an actual basis; and

•	on an as adjusted basis to give effect to:

(a)	the acquisition of the Rainbow RV Resort that occurred in October 2012; and

(b)	the anticipated acquisition of the Rudgate Properties both purchased and financed, as we anticipate we will consolidate the financed properties as variable interest entities;

•	and as further adjusted to give effect to:

(c)	the anticipated acquisition of the Arizona Property;

•	and as further adjusted to give effect to:

(d)	the issuance and sale of the Series A Preferred Shares offered hereby and the application of the net proceeds thereof as described under “Use of Proceeds”.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and our unaudited consolidated financial statements and related notes for the quarter ended September 30, 2012, included therein, as updated by our subsequent filings under the Exchange Act, incorporated by reference into this prospectus supplement and the accompanying prospectus. Amounts in thousands, except for per share data.

	As of September 30, 2012
(Dollars in thousands)	Actual	As adjusted for (a) & (b)(1)	As further adjusted for (c)(2)	As further adjusted for (d)
Cash and cash equivalents	$38,724	$3,224	$3,224	$
DEBT:
Debt(3)	$1,268,672	$1,351,772	$1,393,772		$1,393,772
Lines of credit(4)	2,988	24,388	71,188
Other liabilities	76,749	76,749	76,749		76,749
EQUITY:
Preferred stock, $0.01 par value (10,000 shares authorized)
Series A preferred shares, $0.01 par value per share (liquidation preference $25.00 per share), offered hereby (no shares issued actual and as adjusted for (a) and (b) and as further adjusted for (c), and shares authorized and (5) shares issued as further adjusted for (d))	$—	$—	$—	$
Common stock, $0.01 par value, 90,000 shares authorized (September 30, 2012 and December 31, 2011, 31,536 and 23,612 shares issued respectively)(6)	315	315	315		315
Additional paid-in capital	857,809	857,809	857,809
Accumulated other comprehensive loss	(696)	(696)	(696)		(696)
Distributions in excess of accumulated earnings	(663,579)	(663,579)	(663,579)		(663,579)
Treasury stock, at cost (September 30, 2012 and December 31, 2011, 1,802 shares)	(63,600)	(63,600)	(63,600)		(63,600)
Total Sun Communities, Inc. stockholders’ equity	130,249	130,249	130,249
Noncontrolling interests in affiliates:
A-1 Preferred OP Units	45,548	45,548	45,548		45,548
Common OP Units	(22,980)	(22,980)	(22,980)		(22,980)
TOTAL CAPITALIZATION	$1,501,226	$1,605,726	$1,694,526	$

(1)	Subject to the satisfaction of the applicable closing contingencies, we expect the closings of the acquisition of the Rudgate Properties and related potential debt financings to occur by November 15, 2012. See “Summary—Recent Developments—Potential Acquisitions” and “Summary—Recent Developments—Potential Debt Financings.”
(2)	Subject to the satisfaction of the applicable closing contingencies, we expect the closing of the acquisition of the Arizona Property to occur by December 31, 2012. See “Summary—Recent Developments—Potential Acquisitions.”
(3)	Includes $35,782 in redeemable Aspen preferred OP Units and $11,240 in redeemable Series B-3 preferred OP Units.
(4)	Does not include additional borrowings under lines of credit after September 30, 2012, which are unrelated to other adjustments set forth in this table. As of November 5, 2012, we had $14,397 outstanding under lines of credit.
(5)	Assumes no exercise of the underwriters’ option to purchase up to an additional Series A Preferred Shares.
(6)	Excludes (a) 3,706,895 shares of common stock issuable upon exchange of OP Units, (b) 56,950 shares of common stock reserved for issuance upon the exercise of outstanding stock options and (c) 693,000 shares of our common stock available for issuance under our equity incentive plans as of September 30, 2012.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. In certain of the periods presented, earnings were not sufficient to cover combined fixed charges and preferred stock dividends. The extent of the deficiency in each such period is shown below.

	Nine Months Ended September 30, 2012	Fiscal Year Ended December 31,
		2011	2010	2009	2008	2007
	(dollars in thousands)
Ratio of earnings to combined fixed charges and preferred stock dividends	1.13:1	0.98:1	0.98:1	0.92:1	0.74:1	0.87:1
Deficiency of earnings available to cover fixed charges	—	$1,607	$1,355	$4,794	$16,545	$8,690

The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by the aggregate of our fixed charges and preferred dividends. During the periods indicated we had no issued and outstanding preferred stock and incurred no preferred stock dividends. For this purpose, earnings consist of (i) pre-tax income from continuing operations before adjustment for noncontrolling interests and income or loss from equity investees, plus (ii) fixed charges, less (iii) capitalized interest, less (iv) distributions to holders of preferred securities of the Operating Partnership. Fixed charges consist of (i) interest expense (including the amortization of deferred financing costs), (ii) capitalized interest, (iii) estimate of interest within rental expense, and (iv) distributions to holders of preferred securities of the Operating Partnership.

DESCRIPTION OF THE SERIES A PREFERRED SHARES

The following is a summary of the material terms and provisions of the Series A Preferred Shares. This description supplements the description of the general terms and provisions of our preferred stock contained in the accompanying prospectus. To the extent the terms described herein differ from the terms described in the accompanying prospectus, you should rely on the terms set forth below. This is a summary and does not completely describe our Series A Preferred Shares. For a complete description, we refer you to our charter, the articles supplementary designating the Series A Preferred Shares and our bylaws, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus and is available from us upon request.

General

Under our charter, we are authorized to issue up to 90,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. As of November 5, 2012, a total of 29,734,264 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. See “Capitalization.”

We are authorized to issue preferred stock in one or more series, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption, in each case as permitted by Maryland law and determined by our board of directors. See “Description of Preferred Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the accompanying prospectus.

As described in “Description of Preferred Stock—9.125% Series A Cumulative Redeemable Perpetual Preferred Stock” in the accompanying prospectus, we previously designated 2,000,000 shares of our preferred stock as Prior Series A Stock. Prior to the completion of this offering, we will cancel the Prior Series A Stock and reclassify the Prior Series A Stock as authorized but unissued shares of our preferred stock, after which no shares of our preferred stock will be designated as Prior Series A Stock. No shares of the Prior Series A Stock were issued or outstanding prior to such cancellation and reclassification.

Prior to completing this offering, we will adopt articles supplementary establishing the Series A Preferred Shares. You may obtain a complete copy of the articles supplementary describing the Series A Preferred Shares by contacting us. The articles supplementary will initially authorize              Series A Preferred Shares. Our board of directors may authorize additional Series A Preferred Shares from time to time.

The transfer agent, registrar and distribution disbursing agent for the Series A Preferred Shares will be Computershare Trust Company, N.A. The Series A Preferred Shares will be subject to the transfer restrictions described below in “Restrictions on Ownership and Transfer” and in “Certain Provisions of Maryland Law and Our Charter and Bylaws-Restrictions on Ownership and Transfer of our Stock” in the accompanying prospectus.

We have filed an application to list the Series A Preferred Shares on the NYSE. If the application is approved, trading of the Series A Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series A Preferred Shares.

We expect that the Series A Preferred Shares initially will be issued in uncertificated book-entry form.

Maturity

The Series A Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption requirements.

Ranking

The Series A Preferred Shares will rank, with respect to distribution rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

•	junior to all of our existing and future debt obligations, including convertible or exchangeable debt securities;

•	senior to shares of our common stock, to our Junior Participating Preferred Stock and to any other of our equity securities that by their terms rank junior to the Series A Preferred Shares;

•

on a parity with any other class or series of shares of our preferred stock or other equity securities that we may later authorize or issue in the future and that by their terms are on a parity with the Series A Preferred Shares; and

•

junior to any equity securities that we may later authorize and that by their terms rank senior to the Series A Preferred Shares (which we may only authorize with the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares).

Distributions

Subject to the preferential rights of the holders of any senior securities we may authorize and designate in the future, we will distribute to the record holders of our Series A Preferred Shares cumulative preferential cash distributions of $         per share each year, which is equivalent to     % of the $25.00 liquidation preference per year per Series A Preferred Share. Distributions will be distributed when, as and if declared by our board of directors and will be payable out of funds legally available for such payments.

Distributions on the Series A Preferred Shares will be cumulative from and including the date of original issue by us and will be payable quarterly in arrears on the 15th day of January, April, July and October of each year or, if any such day is not a business day, then on the next succeeding business day. The term “business day” means each day, other than a Saturday or Sunday, which is not a day on which banks in New York, New York are required to close. We will pay the first distribution on January 15, 2013. The amount of distribution payable on each distribution payment date will be computed by dividing the annual distribution amount by four. That first distribution will be for a period that is shorter than a full quarterly period. Any distribution payable on the Series A Preferred Shares for a period that is shorter or longer than 90 days will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, or on such other date designated by our board of directors that is not more than 30 nor less than 10 days prior to the due date for the distribution payment.

We will not declare or pay distributions on the Series A Preferred Shares, or pay or set apart for payment distributions on the Series A Preferred Shares, at any time if the terms and provisions of any agreement to which we are a party, including any agreement relating to our indebtedness, prohibits, directly or indirectly, the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the declaration, payment or setting apart for payment is restricted or prohibited by law. These restrictions may include indirect covenants which require us to maintain specified levels of net worth or assets. We do not believe that these restrictions currently have any adverse impact on our ability to pay distributions on the Series A Preferred Shares.

Notwithstanding the foregoing, distributions on the Series A Preferred Shares will be cumulative and accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions, and whether or not those distributions are declared or authorized. Accrued but unpaid distributions on the Series A Preferred Shares will accumulate as of the due date on which each such distribution payment first becomes payable.

Unless full cumulative distributions on the Series A Preferred Shares for all past distribution periods and the then current distribution period have been or contemporaneously are declared and paid in cash or declared and contemporaneously a sum sufficient to pay them in full in cash is set apart for payment, we will not:

•

declare, pay, set apart for payment or otherwise make any distributions on any shares ranking on a parity with the Series A Preferred Shares as to distributions (other than a distribution paid in common stock or in any other class of shares ranking junior to the Series A Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up, or options, warrants or rights to subscribe for or purchase our common stock or such junior shares).

•

declare, pay, set apart for payment or otherwise make any distributions on (other than a distribution paid in common stock or in any other class of shares ranking junior to the Series A Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up, or options, warrants or rights to subscribe for or purchase our common stock or such junior shares), or redeem, purchase or otherwise acquire for any consideration (or pay or make available any monies for a sinking fund for the redemption of any such shares) any shares of common stock or any other series of preferred stock ranking junior to or on parity with the Series A Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up; provided that this restriction will not limit distributions or our acquisition of any such shares of common stock or shares of junior stock (1) by conversion into or exchange for any such shares of common stock or shares of junior stock, (2) by redemption, purchase or other acquisition of shares of our common stock or shares of junior stock made for purposes of an incentive, benefit or share purchase plan of Sun, its subsidiaries, the Operating Partnership or any of its subsidiaries, (3) redemptions, repurchases or other acquisitions for the purpose of preserving our status as a REIT for federal income tax purposes, or (4) distributions required in order for us to maintain our status as a REIT for federal income tax purposes.

When we do not pay distributions in full in cash (or we do not set apart a sum sufficient to pay them in full) upon the Series A Preferred Shares and any other series of preferred stock ranking on a parity as to distributions with the Series A Preferred Shares, we will declare any distributions upon the Series A Preferred Shares and any other series of preferred stock ranking on a parity as to distributions with the Series A Preferred Shares proportionately so that the distributions declared and paid or set apart for payment per share of Series A Preferred Shares and those other series of preferred stock will in all cases bear to each other the same ratio that accumulated, accrued and unpaid distributions per share on the Series A Preferred Shares and those other series of preferred stock (which will not include any accumulation in respect of unpaid distributions on such other series of preferred stock for prior distribution periods if those other series of preferred stock do not have cumulative distributions) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any distribution payment or payments on the Series A Preferred Shares which may be in arrears.

Record holders of our Series A Preferred Shares are not entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series A Preferred Shares as provided above, except as described under “Liquidation Preference,” “Redemption—Optional Redemption” and “Redemption—Special Optional Redemption” below. Any distribution payment made on the Series A Preferred Shares will first be credited against the earliest accrued but unpaid distributions due with respect to those shares which remain payable.

If, for any taxable year, we elect to designate any portion of the distributions, within the meaning of the Internal Revenue Code, paid or made available for the year to holders of all classes of our capital stock as “capital gain dividends,” as defined in Section 857 of the Internal Revenue Code, then the portion of the distributions designated as capital gain dividends that will be allocable to the record holders of our Series A Preferred Shares will be the portion of the distributions designated as capital gain dividends multiplied by a fraction, the numerator of which will be the total distributions paid or made available to such record holders of our Series A Preferred Shares for the year and the denominator of which will be the total distributions paid or made available for the year to holders of all classes of our capital stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the record holders of the Series A Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per Series A Preferred Share, plus an amount equal to any accrued and unpaid distributions (whether or not declared) to the date of final distribution to such holders, before any distribution or payment may be made to holders of shares of our common stock or any other class or series of shares ranking junior to the Series A Preferred Shares as to liquidation rights. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidation distributions on all outstanding Series A Preferred Shares and the corresponding amounts payable on all other classes or series of shares ranking on a parity with the Series A Preferred Shares as to liquidation rights, then the record holders of the Series A Preferred Shares and all other classes or series of shares of that kind will share proportionately in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

The record holders of our Series A Preferred Shares will be entitled to written notice of any liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no other right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity, the consolidation or merger of any other corporation or other entity with or into us, a statutory share exchange by us, or the sale, lease, transfer or other conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding-up. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of our Series A Preferred Shares will not be added to our total liabilities.

Redemption

We may not redeem the Series A Preferred Shares prior to                     , 2017, except as described under “Special Optional Redemption” and “Restrictions on Ownership and Transfer.” Nevertheless, in order to ensure that we remain qualified as a REIT for federal income tax purposes, the Series A Preferred Shares will be subject to provisions of our charter, under which Series A Preferred Shares owned by a stockholder in excess of the ownership limit, as defined in this prospectus supplement, will be designated automatically as Excess Shares and transferred as described in “Certain Provisions of Maryland Law and Our Charter and Bylaws—Restrictions on Ownership and Transfer of our Stock” and “Description of Preferred Stock—Restrictions on Ownership” in the accompanying prospectus, and we may purchase the Excess Shares after that transfer in accordance with the terms of our charter as described in the accompanying prospectus.

Optional Redemption

On or after                     , 2017, we may, at our option upon not fewer than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date (except as provided below), without interest. Holders of Series A Preferred Shares to be redeemed will surrender the certificates evidencing such shares to the extent such shares are certificated, at the place designated in the notice and surrender uncertificated shares as instructed, and will be entitled to the redemption price and any accumulated and unpaid distributions payable upon the redemption following surrender of the certificates.

Special Optional Redemption

In connection with a Change of Control (as defined below), we may, at our option, upon not fewer than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Shares, in whole or in part, no later than

120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date (except as otherwise described in this prospectus supplement). If, prior to the Change of Control Conversion Date (as defined below), we have timely provided notice of exercise of our redemption rights with respect to the Series A Preferred Shares (whether pursuant to our optional redemption right described above or our special optional redemption right), the holders of Series A Preferred Shares will not have the conversion right described below under “Conversion Rights.”

A “Change of Control” means that the following events have occurred and are continuing:

•

the acquisition by any “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of all of our shares of capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

General

Other than as described below, we will mail to record holders of the Series A Preferred Shares a notice of redemption to their address shown on our share transfer books no fewer than 30 nor more than 60 days before the redemption date. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective. In addition to any information required by law, each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of Series A Preferred Shares to be redeemed;

•	to the extent such shares are certificated, the place or places where the certificates for the Series A Preferred Shares selected for redemption are to be surrendered for payment;

•	procedures for surrendering uncertificated Series A Preferred Shares selected for redemption for payment of the redemption price;

•

if the Series A Preferred Shares are being redeemed pursuant to a special optional redemption, that the Series A Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•

if the Series A Preferred Shares are being redeemed pursuant to a special optional redemption, that the holders of the Series A Preferred Shares to which the notice relates will not be able to tender such Series A Preferred Shares for conversion in connection with the Change of Control and each Series A Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and

•	that distributions on the Series A Preferred Shares to be redeemed will cease to accumulate immediately prior to the redemption date.

If we redeem fewer than all of the outstanding Series A Preferred Shares, the notice mailed to each holder will also specify the number of Series A Preferred Shares held by such holder to be redeemed. In this case, we will determine the number of Series A Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose, and to the extent that any of the Series A Preferred Shares to be redeemed are certificated, new certificates will be issued evidencing the unredeemed shares.

Notwithstanding anything else to the contrary in the articles supplementary establishing the Series A Preferred Shares, we will not be required to provide notice of redemption in the manner described above to a holder of Series A Preferred Shares in the event such holder’s Series A Preferred Shares are redeemed in accordance with the terms of our charter in order to preserve our status as a REIT for U.S. federal income tax purposes.

If a notice of redemption of any Series A Preferred Shares has been given and if we have irrevocably set apart in trust the funds necessary for the redemption for the benefit of the record holders of Series A Preferred Shares so called for redemption, then from and after the redemption date, distributions will cease to accumulate on the Series A Preferred Shares designated for redemption, such Series A Preferred Shares will no longer be deemed outstanding, such Series A Preferred Shares will not thereafter be transferred (except with our consent) on our share transfer records and all rights of the holders of such Series A Preferred Shares will terminate, except for the right to receive the redemption price plus any accumulated and unpaid distributions payable upon the redemption date.

Except as otherwise provided herein, the redemption provisions of the Series A Preferred Shares do not in any way limit our right or ability to purchase, from time to time either at a public or a private sale, Series A Preferred Shares at such price or prices as we may determine, subject to the provisions of applicable law.

Immediately prior to any redemption of the Series A Preferred Shares, we will pay, in cash, any accumulated and unpaid distributions on any outstanding Series A Preferred Shares up to, but not including, the redemption date, unless a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, in which case each holder of Series A Preferred Shares called for redemption at the close of business on the distribution record date will be entitled to the distribution payable on the Series A Preferred Shares on the corresponding distribution payment date notwithstanding the redemption of those shares before that distribution payment date. Except as provided herein, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Shares for which a notice of redemption has been given.

In addition, we will comply with any applicable requirements of the NYSE or any other securities exchange on which the Series A Preferred Shares may be listed from time to time.

Unless full cumulative distributions on all Series A Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Shares may be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed; provided, however, that we may redeem or purchase Series A Preferred Shares as described below under “Restrictions on Ownership and Transfer” in order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all Series A Preferred Shares. In addition, unless full cumulative distributions on all Series A Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor may any monies be paid to or be made available for a sinking fund for the redemption of, any Series A Preferred Shares or any class or series of our equity securities ranking, as to distributions, on parity with the Series A Preferred Shares (except by conversion into or exchange for shares of our common stock or junior securities or by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of Sun, its subsidiaries, the Operating Partnership or any of its subsidiaries); provided, however, that we may purchase or acquire Series A Preferred Shares as described below under “Restrictions on Ownership and Transfer” for the purpose of preserving our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

Any Series A Preferred Shares that we redeem or otherwise reacquire will be retired and will be restored to the status of authorized and unissued preferred stock without designation as to class or series and may be reissued as shares of any class or series of preferred stock.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have timely provided notice of our election to redeem the Series A Preferred Shares as described under “Redemption—Conversion Rights,” to convert some or all of the Series A Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per Series A Preferred Share to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference per Series A Preferred Share plus the amount of any accumulated and unpaid distributions thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Share distribution payment and prior to the corresponding Series A Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (2) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and

•	(the “Share Cap”), subject to the adjustments in the next paragraph.

The Share Cap will be subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to shares of our common stock as follows: the adjusted Share Cap as a result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after, and solely as a result of, such Share Split, and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

If a Change of Control Conversion Date falls after a distribution record date and prior to the corresponding distribution payment date for a distribution on the Series A Preferred Shares that has been duly authorized and declared (i) the Common Stock Conversion Consideration will not include any amount attributable to such authorized and declared distribution and (ii) each holder of record of Series A Preferred Shares converted will be entitled to the distribution payable on such Series A Preferred Shares on the corresponding distribution payment date notwithstanding the conversion of those shares before that distribution payment date.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed              shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) assuming that all              Series A Preferred Shares classified and designated pursuant to the articles supplementary establishing the Series A Preferred Shares are then issued and outstanding (the “Exchange Cap”), which Exchange Cap will be reduced proportionally to the extent that a fewer number of Series A Preferred Shares is outstanding from time to time. The Exchange Cap will be subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and is also subject to a corresponding adjustment if the number of authorized Series A Preferred Shares is increased and such additional shares are thereafter issued.

In the case of a Change of Control pursuant to which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Shares will receive, upon conversion of such Series A Preferred Shares, the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

In the event that holders of shares of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series A Preferred Shares will receive will be the form of the consideration elected by the holders of a plurality of shares of our common stock who participate in the determination and will be subject to any limitations to which all holders of shares of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Shares. Instead, we will pay the cash value (computed to the nearest cent) of such fractional shares, based on the Common Stock Price (as defined below).

No later than 15 days following the occurrence of a Change of Control (unless we have provided notice of our intention to redeem all of the outstanding Series A Preferred Shares as described above), we will provide to record holders of Series A Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series A Preferred Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), holders will not be able to convert Series A Preferred Shares designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Share;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series A Preferred Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Shares.

In order to exercise the Change of Control Conversion Right, a holder of Series A Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, any certificates evidencing the Series A Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series A Preferred Shares to be converted; and

•	that the Series A Preferred Shares are to be converted pursuant to the applicable provisions of the articles supplementary establishing the Series A Preferred Shares.

The “Change of Control Conversion Date” will be the date the Series A Preferred Shares are to be converted, which will be a business day selected by Sun that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice of occurrence of a Change of Control described above to the holders of Series A Preferred Shares.

The “Common Stock Price” will be: (1) the amount of cash consideration per share of our common stock, if the consideration to be received in the Change of Control by the holders of shares of our common stock is solely cash; and (2) the average of the closing prices per share of our common stock on the NYSE, the NYSE MKT or NASDAQ (or any successor thereto) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of shares of our common stock is other than solely cash.

Holders of Series A Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn Series A Preferred Shares;

•	if certificated Series A Preferred Shares have been issued, the certificate numbers of the withdrawn Series A Preferred Shares; and

•	the number of Series A Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Series A Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series A Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series A Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

We will at all times reserve and keep available out of the authorized and unissued shares of our common stock, solely for issuance upon the conversion of the Series A Preferred Shares, that number of shares of our common stock as shall from time to time be issuable upon the conversion of all the Series A Preferred Shares then outstanding.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and securities exchange rules in connection with any conversion of Series A Preferred Shares into shares of our common stock. Notwithstanding any other provision of the Series A Preferred Shares, no holder of Series A Preferred Shares will be entitled to convert such Series A Preferred Shares for shares of our common stock to the extent that receipt of such shares of our common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, unless we provide an exemption from this limitation for such holder. See “Description of Series A Preferred Shares—Restrictions on Ownership and Transfer.”

These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors”. The change of control conversion feature of the Series A Preferred Shares may not adequately compensate you, and the change of control conversion and redemption features of the Series A Preferred Shares may make it more difficult for a party to take over Sun or discourage a party from taking over Sun.

Except as provided above in connection with a Change of Control, the Series A Preferred Shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of Series A Preferred Shares generally will have no voting rights, except as described below.

If full cumulative distributions are not paid on the Series A Preferred Shares for six or more quarterly periods (whether or not consecutive), a preferred distribution default (a “Preferred Distribution Default”) will exist, and holders of the Series A Preferred Shares, voting together as a class with the holders of all other classes or series of our preferred stock ranking on a parity with the Series A Preferred Shares as to rights to receive distributions and to participate in distributions or payments in the event of our voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, will be entitled to elect two additional directors to our board of directors, referred to as preferred share directors. The election will take place at the next annual meeting of stockholders, or at a special meeting of the holders of Series A Preferred Shares and any other class or series of preferred shares upon which like voting rights have been conferred and are exercisable called for that purpose and each subsequent annual meeting (or special meeting held in its place) unless and until all distributions accumulated on the Series A Preferred Shares and on any other class or series of preferred stock ranking on parity with the Series A Preferred Shares and upon which like voting rights have been conferred and are exercisable have been paid in full for all past distribution periods and the accumulated distribution for the then current distribution period shall have been authorized, declared and fully paid or authorized, declared and a sum sufficient for the payment thereof irrevocably set apart for payment in trust. Each preferred share director will be elected by a plurality of the votes cast in the election to serve for a one-year term and until the director’s successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier, and will be entitled to one vote on any matter before the board of directors.

Upon such election of preferred directors, the size of our board of directors will be increased by two directors, if not already increased by two by reason of the election of directors by the holders of any class or series of preferred stock. So long as a Preferred Distribution Default continues, any vacancy in the office of a preferred share director elected under this paragraph may be filled only by action of the other preferred share director who remains in office or by a vote of the holders of the outstanding Series A Preferred Shares when they have the voting rights described above (voting together as a class with all other classes or series of preferred stock ranking on a parity with the Series A Preferred Shares upon which like voting rights have been conferred and are exercisable), by plurality vote. At any time that the voting rights conferred upon the Series A Preferred Shares are exercisable, and notwithstanding anything to the contrary in our bylaws, our secretary will call a special meeting of the holders of Series A Preferred Shares (and any classes or series of parity preferred stock) for the purpose of electing or removing one or more directors elected pursuant to the above right promptly upon our the receipt of a request therefor, in writing or by electronic transmission, by holders of Series A Preferred Shares (and any classes or series of parity preferred stock) entitled to cast at least 10% of the votes entitled to be cast generally in the election of directors pursuant to the above right. If and when all such accumulated distributions shall have been paid in full or authorized, declared, and a sum sufficient for payment thereof has been irrevocably set apart for payment (in trust), and we have authorized, declared and set apart for payment a sum sufficient for the then-current distribution period, on the Series A Preferred Shares and all other classes or series of preferred stock ranking on a parity with the Series A Preferred Shares upon which like voting rights have been conferred and are exercisable, the voting rights set forth above will terminate (subject to reinstatement in the event of each and every Preferred Distribution Default) the term of office of each of the preferred share directors so elected will terminate and the size of our board of directors will be reduced accordingly.

In addition, so long as any Series A Preferred Shares remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Shares (voting separately as a class) will be required to:

•

amend, alter, supplement or repeal any of the provisions of our charter (including the articles supplementary establishing the Series A Preferred Shares) or our bylaws, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, in a manner that materially and adversely affects the powers, rights, privileges or preferences of the Series A Preferred Shares or the holders of the Series A Preferred Shares; provided, however, that any issuance of or increase in the number of Series A Preferred Shares or the amendment of, or supplement to, the provisions of our charter so as to authorize, create, increase or decrease the authorized amount of any shares ranking on a parity with or junior to the Series A Preferred Shares with respect to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, or the issuance of any such shares, shall not be deemed to materially adversely affect the powers, rights or preferences of the Series A Preferred Shares;

•

effect a statutory share exchange, a consolidation with or merger of us into another entity, a consolidation with or merger of another entity into us, a sale of all or substantially all of our assets outside the ordinary course of our business, a reclassification or recapitalization of our outstanding stock or other business combination, unless in each such case each Series A Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption identical to that of the Series A Preferred Shares (except for changes that do not materially and adversely affect the holders of the Series A Preferred Shares); or

•

authorize, reclassify or create, or increase the authorized or issued amount of, or issue, any class or series of shares ranking senior to the Series A Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up, or any security convertible into or evidencing the right to purchase any class or series of such shares.

In any matter in which the Series A Preferred Shares are entitled to vote, each Series A Preferred Share will entitle the holder thereof to cast one vote. If the holders of Series A Preferred Shares and another class or series of preferred shares are entitled to vote together as a single class on any matter, the Series A Preferred Shares and the shares of the other class or series will have one vote for each $25.00 of liquidation preference.

As to any voting right set forth above, the holders of Series A Preferred Shares shall have exclusive voting rights on any proposed amendment to our charter that would alter only the contract rights of the Series A Preferred Shares.

Other than as set forth above, holders of the Series A Preferred Shares shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Shares shall not be required for, the taking of any corporate action or any action that may otherwise require the vote of our stockholders under our charter or the Maryland General Corporation Law, regardless of the effect that such corporate action may have upon the holders of the Series A Preferred Shares. In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have converted, repurchased, redeemed or called for redemption upon proper procedures (as set forth above) all outstanding Series A Preferred Shares.

Information Rights

During any period in which we are not subject to the reporting requirements of the Exchange Act but Series A Preferred Shares are outstanding, we will mail to all holders of Series A Preferred Shares, as their names and addresses appear in our record books, copies of the annual reports and quarterly reports that we would have been required to file with the SEC if we were so subject (other than any exhibits that would have been required) as a “large accelerated filer” within the meaning of the Exchange Act as in effect on the original issue date of the Series A Preferred Shares. We will mail the reports within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to the reporting requirements of the Exchange Act as a “large accelerated filer” within the meaning of the Exchange Act as in effect on the original issue date of the Series A Preferred Shares. In addition, during the same period, we will, promptly upon written request, supply copies of such reports to any prospective holder of Series A Preferred Shares.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified private pension plans) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value of our outstanding common stock and preferred stock.

Our charter excludes Gary Shiffman, Milton M. Shiffman and Robert B. Bayer, as well as trustees, personal representatives and agents acting on their respective behalfs, and certain of their respective relatives from the Ownership Limit. These persons may acquire additional shares of stock through the redemption of OP Units, through our equity incentive plans, from other stockholders or otherwise, but in no event will they be entitled to acquire additional shares such that the five largest beneficial owners of our stock hold more than 50% of the total outstanding stock.

Shares of stock purported to be transferred in excess of the Ownership Limit that are not otherwise permitted as provided above will constitute “Excess Shares,” which will be transferred by operation of law to Sun as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee retransfers the Excess Shares. Subject to the Ownership Limit, the Excess Shares may be retransferred by the intended transferee to any person who may hold such Excess Shares at a price not to exceed the price paid by the intended transferee (or the market price of the common stock as of the date of purported transfer, if the intended transferee received the shares of stock as a gift or otherwise did not give value for the shares of stock), at which point the Excess Shares will automatically be exchanged for the stock to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by Sun in accordance with the terms of our charter, but such compensation may be less than the amount they paid for those Excess Shares.

All certificates representing Series A Preferred Shares will bear a legend referring to the restrictions described above.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority of, shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

The Series A Preferred Shares will be subject to provisions of our charter, including the articles supplementary relating to the Series A Preferred Shares, under which any Series A Preferred Shares owned by a stockholder in excess of the Ownership Limit, will automatically be designated Excess Shares and transferred to a trust for the exclusive benefit of a charitable beneficiary which we will designate. Owners of Excess Shares are entitled to compensation for their Excess Shares in accordance with the terms of our charter, but such compensation may be less than the amount they paid for those Excess Shares.

The articles supplementary relating to the Series A Preferred Shares and our charter contain provisions that allow our board of directors to exempt a person from the Ownership Limit if evidence satisfactory to the board of directors and our tax counsel is presented that the proposed transfer of stock to the intended transferee will not then or in the future jeopardize our status as a REIT, subject to certain conditions.

Preemptive Rights

No holders of the Series A Preferred Shares will, as holders, have any preemptive rights to purchase or subscribe for shares of our common stock or any other of our securities.

Form and Book-Entry System

The Series A Preferred Shares will initially be issued and maintained in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series A Preferred Shares. Owners of beneficial interests in the Series A Preferred Shares represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series A Preferred Shares, in accordance with the procedures and practices of DTC. Owners of such beneficial interests will not be holders and will not be entitled to any rights provided to the holders of the Series A Preferred Shares under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

Any holder of Series A Preferred Shares will have the right to request a certificate therefor and upon such request made in writing to the transfer agent and registrar for the Series A Preferred Shares, we will cause to be issued a duly executed certificate for such Series A Preferred Shares registered in the name in which the Series A Preferred Shares were held in book-entry form or such other name(s) as specified by the holder in writing. In addition, the Series A Preferred Shares, represented by one or more global securities, will be exchangeable for certificated securities with the same terms if:

•

DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within ninety (90) days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniformed Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Please read the prospectus under the heading “Material Federal Income Tax Considerations” on page 33 of the accompanying prospectus for additional Material Federal Income Tax Considerations that apply to this offering.

The following summary describes certain material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the Series A Preferred Shares. This summary supplements and updates the more detailed description of these matters in the “Material Federal Income Tax Considerations” section of the accompanying prospectus. Jaffe, Raitt, Heuer & Weiss, Professional Corporation will render a legal opinion that the discussions in this section and in the “Material Federal Income Tax Considerations” section of the accompanying prospectus are accurate in all material respects and, taken together, fairly summarize the federal income tax consequences discussed in those sections. Specifically, subject to certain qualifications and certain assumptions contained in its opinion, Jaffe, Raitt, Heuer & Weiss, Professional Corporation will give an opinion to the effect that we have qualified as a REIT under the Code from our 1993 taxable year through the date hereof, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for future taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service (“IRS”) or any court.

In providing its opinion, Jaffe, Raitt, Heuer & Weiss, Professional Corporation is relying, without independent investigation, on certain representations as to factual matters made by us, including representations made by us in a representation letter and certificate provided by our officers and our factual representations set forth herein and in registration statements previously filed with the SEC.

This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the tax considerations arising under U.S. federal estate, gift and other tax laws. In addition, this discussion does not address all tax considerations that may be applicable to the particular circumstances of the beneficial owners of the Series A Preferred Shares or to beneficial owners of the Series A Preferred Shares that may be subject to special tax rules, such as, for example:

•	brokers and dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts and regulated investment companies and stockholders of such entities;

•	controlled foreign corporations and passive foreign investment companies and stockholders of such corporations;

•	tax-exempt organizations, retirement plans, individual retirement accounts and tax-deferred accounts;

•	persons who have ceased to be citizens or residents of the United States;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that will hold the Series A Preferred Shares as a position in a hedging transaction, straddle, conversion transaction, wash sale or other risk reduction transaction;

•	persons deemed to sell the Series A Preferred Shares under the constructive sale provisions of the Code;

•	persons subject to the alternative minimum tax; and

•	partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, and beneficial owners of pass-through entities.

If any entity or arrangement classified as a partnership holds Series A Preferred Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership holding the Series A Preferred Shares or a partner in such partnership, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Series A Preferred Shares.

This summary of certain Material Federal Income Tax Considerations is for general information only and is not tax advice. This summary is not binding on the IRS. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court.

If you are considering purchasing Series A Preferred Shares, you are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under the U.S. federal estate or gift tax rules, under the laws of any state, local, or foreign taxing jurisdiction or under any applicable income tax treaty.

Taxation of Stockholders of Series A Preferred Shares Generally

The accompanying prospectus, under the heading “Material Federal Income Tax Considerations-Taxation of U.S. Stockholders,-Taxation of Tax-Exempt Stockholders and-U.S. Taxation of Non-U.S. Stockholders,” describes in general the tax treatment of distributions that we make in respect of any of our shares and the tax consequences that arise from the sale or disposition of our shares. The discussion below supplements the discussion set out in the accompanying prospectus with respect to an investment in Series A Preferred Shares.

Conversion of Series A Preferred Shares

Subject to the discussion below, assuming that Series A Preferred Shares will not be converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized by a U.S. stockholder (as defined below) for U.S. federal income tax purposes upon the conversion of our Series A Preferred Shares into shares of our common stock. Thus, the initial tax basis that such U.S. stockholder will have for tax purposes in the shares of our common stock received will be equal to the adjusted tax basis such U.S. stockholder had in the Series A Preferred Shares converted (but the tax basis will be reduced by that portion of adjusted tax basis in the Series A Preferred Shares allocated to any fractional share of our common stock exchanged for cash) and, provided that the Series A Preferred Shares were held as a capital asset, the holding period for the shares of our common stock received will include the holding period for the Series A Preferred Shares converted. A U.S. stockholder will generally recognize gain or loss on the receipt of cash in lieu of a fractional share of our common stock in an amount equal to the difference between the amount of cash received and such U.S. stockholder’s adjusted tax basis in such fractional share.

If a conversion occurs when there is a dividend arrearage on the Series A Preferred Shares and the fair market value of the shares of our common stock received exceeds the liquidation preference of the Series A Preferred Shares, a portion of the shares of our common stock received might be treated as a dividend distribution taxable as ordinary income. A U.S. stockholder’s holding period for any shares of our common stock so treated would begin on the day following the day of receipt, and the U.S. stockholder’s tax basis for any such shares of our common stock would equal their fair market value on the day of receipt.

If, upon a change of control event, we provide notice of our election to redeem the Series A Preferred Shares prior to the change of control conversion date, the redemption would be treated as a taxable disposition with the tax consequences described in the accompanying prospectus under the heading “Material Federal Income Tax Considerations-Taxation of U.S. Stockholders-Sale of Shares.”

A Non-U.S. stockholder (as defined below) holding Series A Preferred Shares generally will not recognize gain or loss upon the conversion of the Series A Preferred Shares into shares of our common stock, provided the

Series A Preferred Shares do not constitute a United States real property interest (as defined under Section 897 of the Code) or USRPI. Even if the Series A Preferred Shares do constitute a USRPI, provided our common stock also constitutes a USRPI, a Non-U.S. stockholder generally will not recognize gain or loss upon a conversion of the Series A Preferred Shares into shares of our common stock provided certain reporting requirements related to FIRPTA (as defined in the accompanying prospectus) are satisfied. If the Series A Preferred Shares do not constitute a USRPI and such requirements are not satisfied, however, a conversion of Series A Preferred Shares for shares of our common stock will be treated as a taxable exchange. Such a taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such Non-U.S. stockholder’s shares of our common stock received over such Non-U.S. stockholder’s adjusted tax basis in its Series A Preferred Shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 10% of the value of the shares of our common stock received. We do not expect that the Series A Preferred Shares or shares of our common stock will constitute a USRPI. See the discussion in the accompanying prospectus under the heading “Material Federal Income Tax Considerations—U.S. Taxation of Non-U.S. Stockholders—Sale of Common Stock.”

Taxation of U.S. Stockholders on Distributions on Series A Preferred Shares

As used herein, the term “U.S. stockholder” means a beneficial owner of Series A Preferred Shares that is (for U.S. federal income tax purposes):

•	a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

•

a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•	in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

The accompanying prospectus, under the heading “Material Federal Income Tax Considerations—U.S. Taxation of Non-U.S. Stockholders” generally describes the tax treatment of distributions that are made in respect of our shares and the tax consequences that arise from the sale or other taxable disposition of our shares. The discussion below supplements the prospectus discussion with respect to an investment in our Series A Preferred Shares.

Distributions Generally

In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to the Series A Preferred Shares, and then to shares of our common stock. Therefore, depending on our earnings and profits, distributions with respect to the Series A Preferred Shares (as compared to distributions with respect to shares of our common stock) are more likely to be treated as dividends than as return of capital or a distribution in excess of tax basis. For a discussion of the taxation of distributions on our shares generally, see “Material Federal Income Tax Considerations—Taxation of U.S. Stockholders-Distributions by Sun” in the accompanying prospectus.

Backup Withholding and Information Reporting

Backup withholding at the applicable statutory rate which is currently 28% (and is scheduled to increase to 31% for taxable years beginning on or after January 1, 2013) may apply when a U.S. stockholder receives dividends. See the discussion in the accompanying prospectus at “Material Federal Income Tax Considerations—Information Reporting and Backup Withholding Tax Applicable to Stockholders”.

Taxation of Non-U.S. Stockholders

As used herein, the term “Non-U.S. stockholder” means a beneficial owner of Series A Preferred Shares that is not a U.S. stockholder as described above. The accompanying prospectus, under the heading “Material Federal Income Tax Considerations—U.S. Taxation of Non-U.S. Stockholders” generally describes the tax treatment of distributions that are made in respect of our shares held by a Non-U.S. stockholder and the tax consequences that arise from the sale or other taxable disposition of our shares by such a stockholder. The discussion below supplements the prospectus discussion with respect to a Non-U.S. stockholder’s investment in our Series A Preferred Shares.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 28%, which rate currently is scheduled to increase to 31% for taxable years beginning on or after January 1, 2013) generally will not apply to distributions made to a Non-U.S. stockholder with respect to the Series A Preferred Shares, provided that we do not have actual knowledge or reason to know that the Non-U.S. stockholder is a U.S. person and the Non-U.S. stockholder has given us the certification described in the accompanying prospectus under the heading “Information Reporting and Backup Withholding Tax Applicable to Stockholders-Non-U.S. Stockholders.” However, we generally will be required to report annually to the IRS and to a Non-U.S. stockholder (i) the amount of any dividends paid to the Non-U.S. stockholder, regardless of whether any tax was actually withheld and (ii) the amount of any tax withheld with respect to any dividends paid to the Non-U.S. stockholder. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities of the country in which the Non-U.S. stockholder resides.

The gross proceeds from the sale or other disposition by a Non-U.S. stockholder of the Series A Preferred Shares (including a conversion or redemption) may be subject to information reporting and backup withholding tax (currently at a rate of 28%, which rate currently is scheduled to increase to 31% for taxable years beginning on or after January 1, 2013). If a Non-U.S. stockholder sells or otherwise disposes of the Series A Preferred Shares outside the United States through a non-U.S. office of a non-U.S. broker and the proceeds are paid to the Non-U.S. stockholder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of proceeds from the sale or other disposition by a Non-U.S. stockholder of the Series A Preferred Shares, even if that payment is made outside the United States, if the Non-U.S. stockholder sells or otherwise disposes of the Series A Preferred Shares through a non-U.S. office of a U.S. broker or a non-U.S. broker with certain connections to the United States, unless the broker has documentary evidence in its files that the Non-U.S. stockholder is not a U.S. person and certain other conditions are met, or the Non-U.S. stockholder otherwise establishes an exemption. If a Non-U.S. stockholder receives payments of the proceeds of a sale or other disposition of the Series A Preferred Shares to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless such stockholder provides an IRS Form W-8BEN (or other applicable form) certifying that the Non-U.S. stockholder is not a U.S. person or the Non-U.S. stockholder otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the Non-U.S. stockholder is a U.S. person or the conditions of any other claimed exemption are not, in fact, satisfied. A Non-U.S. stockholder generally will be entitled to a credit or refund with respect to any amounts withheld under the backup withholding rules against such stockholder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. stockholders should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

Recent Tax Law Changes

Medicare Tax on Investment Income

The Health Care and Education Reconciliation Act of 2010 requires certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds to pay an additional 3.8% Medicare tax on all or a portion of their “net investment income”, including dividend distributions on our shares and capital gains from the sale or other taxable disposition of our Series A Preferred Shares, for taxable years beginning after December 31, 2012. Prospective U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their acquisition, ownership and disposition of the Series A Preferred Shares.

Sunset of Reduced Tax Rates

On December 17, 2010, the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (the “Job Creation Act”) was enacted. Among other things, the Job Creation Act extended until December 31, 2012 certain reduced tax rates that had been scheduled to expire after December 31, 2010, including the reduced 15% maximum rate of tax on capital gains the reduced 35% maximum rate of tax on ordinary income and the application of the capital gains tax rate to certain “qualified dividend income” discussed in the accompanying prospectus. Absent legislative action, effective for taxable years beginning after December 31, 2012, the maximum rate of tax on capital gains will revert to 20% and the maximum rate of tax on ordinary income, including any dividend income on a redemption not qualifying for sale or exchange treatment, will revert to 39.6%.

Reporting and Withholding on Foreign Financial Accounts

On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was signed into law. This law imposes a 30% U.S. federal withholding tax on dividends on, and proceeds from the sale or other disposition of, our Series A Preferred Shares to a foreign financial institution or non-financial foreign entity (whether such institution or entity is the beneficial owner or an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold on certain payments, or otherwise complies with the withholding tax provisions of the HIRE Act, and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, or otherwise complies with the withholding tax provisions of the HIRE Act. Although the withholding tax provisions of the HIRE Act were to have been effective beginning in 2013, the IRS has provided for a phased-in implementation of these provisions pursuant to proposed regulations and administrative guidance. Specifically, withholding on dividends on the Series A Preferred Shares generally is to begin after December 31, 2013. Withholding on gross proceeds from disposition of the Series A Preferred Shares generally is to begin after December 31, 2016. Under certain circumstances, an investor may be eligible for refunds or credits of any taxes imposed under the withholding tax provisions of the HIRE Act. Prospective investors should consult their tax advisors regarding the effect, if any, of the withholding tax provisions of the HIRE Act on their acquisition, ownership and disposition of the Series A Preferred Shares.

UNDERWRITING

Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Series A Preferred Shares set forth opposite the underwriter’s name.

Underwriter	Number of Series A Preferred Shares
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BMO Capital Markets Corp.
Janney Montgomery Scott LLC
Total

The underwriting agreement provides that the obligations of the underwriters to purchase the Series A Preferred Shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Series A Preferred Shares (other than those covered by the underwriters’ option to purchase additional Series A Preferred Shares described below) if they purchase any of the Series A Preferred Shares.

Series A Preferred Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Series A Preferred Shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $         per Series A Preferred Share. If all the Series A Preferred Shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more Series A Preferred Shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to             additional Series A Preferred Shares at the same price per Series A Preferred Share as the other Series A Preferred Shares purchased by the underwriters in this offering. To the extent the option is exercised, each underwriter must purchase a number of additional Series A Preferred Shares approximately proportionate to that underwriter’s initial purchase commitment. Any Series A Preferred Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Series A Preferred Shares that are the subject of this offering.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Series A Preferred Shares.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We expect that delivery of the Series A Preferred Shares will be made to investors on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Series A Preferred Shares prior to the third business day preceding the date of delivery of the Series A Preferred Shares referenced above will be required, by virtue of the fact that the Series A Preferred Shares initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade their Series A Preferred Shares prior to the third business day preceding the date of delivery of the Series A Preferred Shares referenced above should consult their advisors.

We have agreed that, for a period of 90 days after the date of this prospectus supplement and subject to certain exceptions, we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any Series A Preferred Shares or any securities that are substantially similar to the Series A Preferred Shares, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series A Preferred Shares or such other securities, whether any such swap, agreement or transaction described above is to be settled by delivery of any Series A Preferred Shares or such other securities, in cash or otherwise.

No market currently exists for the Series A Preferred Shares. We intend to file an application to list the Series A Preferred Shares on the NYSE under the symbol “SUI-PrA.” If this listing is approved, we expect trading to commence within 30 days after initial delivery of the Series A Preferred Shares. The underwriters have advised us that they intend to make a market in the Series A Preferred Shares before commencement of trading on the NYSE. However, they will have no obligation to make a market in the Series A Preferred Shares and may cease market-making activities, if commenced, at any time. Even if the Series A Preferred Shares commence trading on the NYSE, an active trading market may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Series A Preferred Shares could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the Series A Preferred Shares at the time and price desired will be limited.

We estimate that our total expenses for this offering will be approximately $        .

In connection with the offering, the underwriters may purchase and sell the Series A Preferred Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional Series A Preferred Shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of Series A Preferred Shares than they are required to purchase in the offering.

•

“Covered” short sales are sales of Series A Preferred Shares in an amount up to the number of Series A Preferred Shares represented by the underwriters’ option to purchase additional Series A Preferred Shares.

•

“Naked” short sales are sales of Series A Preferred Shares in an amount in excess of the number of Series A Preferred Shares represented by the underwriters’ option to purchase additional Series A Preferred Shares.

•

Covering transactions involve purchases of Series A Preferred Shares either pursuant to the underwriters’ option to purchase additional Series A Preferred Shares or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase Series A Preferred Shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase Series A Preferred Shares in the open market after the distribution has been completed or must exercise the option to purchase additional Series A Preferred Shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of Series A Preferred Shares available for purchase in the open market as compared to the price at which they may purchase Series A Preferred Shares through the underwriters’ option to purchase additional Series A Preferred Shares.

•	Stabilizing transactions involve purchases of Series A Preferred Shares so long as the stabilizing purchases do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series A Preferred Shares. They may also cause the price of the Series A Preferred Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. For example, an affiliate of Citigroup Global Markets Inc. is a lender under our senior secured revolving credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of its affiliates acts as lender and an agent under our senior secured revolving credit facility as well as an agent and syndicate participant under term loans to us and one of our affiliates.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series A Preferred Shares offered hereby. Any such short positions could adversely affect future trading prices of the Series A Preferred Shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

On May 10, 2012, we and the Operating Partnership entered into the ATM Program with BMO Capital Markets Corp. and Liquidnet, Inc., to issue and sell shares of our common stock from time to time pursuant to our existing registration statement on Form S-3, having an aggregate offering price of up to $100 million. Each sales agent is entitled to compensation of up to 1.5% of the gross proceeds from the sale of shares sold through it pursuant to the terms of the sales agreement. Year to date, we issued 252,833 shares of our common stock pursuant to the sales agreement and have received net proceeds of approximately $11.5 million from the sales of these shares of common stock. On September 7, 2012, we suspended the ATM Program.

An employee of Citigroup Global Markets Inc. who has been actively involved in this offering is an immediate family member of Arthur A. Weiss, a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, our counsel.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) in any relevant member state, as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances which do not require publication by the issuer of a prospectus supplement pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus supplement pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of the shares for resale in Australia within 12 months of that shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Chile

The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

LEGAL MATTERS

Certain legal matters will be passed upon for us by Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Paul Hastings LLP, New York, New York, will act as counsel and pass on certain legal matters for the underwriters. Ober, Kaler, Grimes & Shriver, a Professional Corporation, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the preferred stock to be issued in connection with this offering. Paul Hastings LLP may rely upon the opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation.

EXPERTS

The (i) audited consolidated financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting relating to Sun, and (ii) audited combined statements of revenues and certain expenses of the properties to be purchased from the Rudgate Sellers and the properties owned by the Rudgate Borrowers and to be managed by us for the year ended December 31, 2011, incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Origen Financial, Inc. as of December 31, 2011 and December 31, 2010 incorporated in this prospectus supplement by reference from Exhibit 99.1 to our Annual Report on Form 10-K/A filed with the SEC on March 23, 2012, have been so incorporated in reliance on the report of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The audited statements of revenues and certain expenses of the owner of the Arizona Property incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of McGladrey LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. In addition, our common stock is listed on the NYSE and such reports, proxy statements and other information concerning us can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Additionally, we make these filings available, free of charge, through the Investor Relations section of our website at www.suncommunities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus supplement and the accompanying prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which is part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and the preferred stock offered in this prospectus supplement and the accompanying prospectus, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 23, 2012;

•	Our Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, filed on March 23, 2012;

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, filed on April 26, 2012, July 26, 2012 and October 25, 2012, respectively, and our Quarterly Reports on Form 10-Q/A for the quarters ended June 30, 2012 and September 30, 2012, filed on October 29, 2012;

•	Our Proxy Statement for the Annual Meeting of Stockholders held July 19, 2012, filed on May 11, 2012;

•

Our Current Reports on Form 8-K and 8-K/A filed on January 6, 2012, January 11, 2012, January 17, 2012, February 21, 2012, April 2, 2012, April 27, 2012, May 10, 2012, July 25, 2012, and August 2, 2012, September 12, 2012, October 9, 2012, October 26, 2012 and October 29, 2012;

•

The description of our common stock contained in the Registration Statement on Form 8-A filed November 23, 1993 (File No. 001-12616), including any amendment or report filed to update such description; and

•

The description of certain dividend distribution rights associated with our common stock contained in the Registration Statement on Form 8-A filed June 3, 2008 (File No. 001-12616), including any amendment or report filed to update such description.

The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and will update, supplement and supersede the information in this prospectus supplement and the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with this prospectus supplement and the accompanying prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (248) 208-2500.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities;

•	warrants to purchase preferred stock, common stock or debt securities; or

•	units consisting of two or more of the foregoing.

We refer to the common stock, preferred stock, debt securities, warrants and units registered hereunder collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our common stock. See “Description of Common Stock – Restrictions on Ownership” beginning on page 7 of this prospectus.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock is listed on the New York Stock Exchange under the symbol “SUI.” The last reported sale price of the common stock as reported on the New York Stock Exchange on May 9, 2012, was $43.52 per share.

Investing in our securities involves risks. Before investing in our securities, you should read carefully the risk factors described on page 2 of this prospectus and from described time to time in our Securities and Exchange Commission filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this process, we may sell the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sells securities, we or the selling security holder will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus.

We or any selling security holder may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and any accompanying prospectus supplement to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and its subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership, or the Operating Partnership, and Sun Home Services, Inc., a Michigan corporation, or SHS.

INFORMATION ABOUT SUN COMMUNITIES, INC.

We are a self-administered and self-managed real estate investment trust, or REIT. We are a fully integrated real estate company which, together with our affiliates and predecessors, has been in the business of acquiring, operating, developing and expanding manufactured housing communities since 1975. We lease individual parcels of land with utility access for placement of manufactured homes and recreational vehicles, or RVs, to our customers. We are also engaged through our subsidiary SHS in the marketing, selling, and leasing of new and pre-owned homes to current and future residents in our communities. The operations of SHS support and enhance our occupancy levels, property performance, and cash flows.

We own, operate, and develop manufactured housing communities concentrated in the midwestern, southern, and southeastern United States. As of May 1, 2012, we owned and operated a portfolio of 162 properties located in 18 states, including 141 manufactured housing communities, 11 RV communities, and 10 properties containing both manufactured housing and RV sites. As of May 1, 2012, our properties contained an aggregate of 55,920 developed sites comprised of 47,936 developed manufactured home sites, 4,055 permanent RV sites, 3,929 seasonal RV sites, and approximately 6,500 additional manufactured home sites suitable for development.

Structured as an umbrella partnership REIT, or UPREIT, the Operating Partnership is the entity through which we conduct substantially all of our operations, and which owns, either directly or indirectly through SHS and other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the Federal tax rules and regulations applicable to REITs, and to acquire manufactured housing communities in transactions that defer some or all of the sellers’ tax consequences. We are the sole general partner of, and, as of May 1, 2012, held approximately 92.7% of the interests (not including preferred limited partnership interests) in, the Operating Partnership.

Our executive and principal property management office is located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. Our website address is www.suncommunities.com.We have regional property management offices located in Austin, Texas; Dayton, Ohio; Grand Rapids, Michigan; Elkhart, Indiana; and Orlando, Florida.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. In addition to the information presented in this prospectus supplement and any applicable prospectus supplement and the risk factors in our most recent Annual Report on Form 10-K and our other filings under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this prospectus and any applicable prospectus supplement, you should consider carefully the following risk factors before deciding to purchase any securities offered pursuant to this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations may suffer. In that event, the trading price of our common stock or the value of our other securities could decline, and you may lose all or part of your investment in our securities. Please also refer to the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, acquisitions, retirement of debt, and other business opportunities. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Future sales or issuances of our common stock may cause the market price of our common stock to decline.

The sale of substantial amounts of our common stock, whether directly by us or in the secondary market, the perception that such sales could occur or the availability of future issuances of shares of our common stock, operating partnership units issued by the Operating Partnership or other securities convertible into or exchangeable or exercisable for our common stock, could materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, we may issue capital stock that is senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity or for other reasons.

Our business operations may not generate the cash needed to make distributions on our capital stock or to service our indebtedness, and we may adjust our common stock dividend policy.

Our ability to make distributions on our common stock and payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, to pay our indebtedness or to fund our other liquidity needs.

The decision to declare and pay dividends on shares of our common stock in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and the general overall economic conditions and other factors. Any change in our dividend policy could have a material adverse effect on the market price of our common stock.

Our share price could be volatile and could decline, resulting in a substantial or complete loss on our stockholders’ investment.

The stock markets, including the New York Stock Exchange, on which we list our common stock, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

•	our operating performance and the performance of other similar companies;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in our earnings estimates or those of analysts;

•	changes in our dividend policy;

•	publication of research reports about us or the real estate industry generally;

•	increases in market interest rates that lead purchasers of our common stock to demand a higher dividend yield;

•	changes in market valuations of similar companies;

•

adverse market reaction to the amount of our debt outstanding at any time, the amount of our debt maturing in the near- and medium-term and our ability to refinance our debt, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	speculation in the press or investment community;

•	actions by institutional stockholders;

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•	general market and economic conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline significantly, regardless of our financial condition, results of operations and prospects. It is impossible to provide any assurance that the market price of our common stock will not fall in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

Certain provisions of Maryland law could inhibit changes in control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock at any time within the two-year period immediately prior to the date in question) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose fair price and/or supermajority and stockholder voting requirements on these combinations; and

•

“control share” provisions that provide that “control shares” of our company (defined as shares that, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The provisions of the MGCL relating to business combinations do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the statute, our board of directors has by resolution exempted Milton M. Shiffman, Robert B. Bayer, and Gary A. Shiffman, their affiliates and all persons acting in concert or as a group with the foregoing, from the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and these persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by our company with the supermajority vote requirements and the other provisions of the statute.

Also, pursuant to a provision in our bylaws, we have exempted any acquisition of our stock from the control share provisions of the MGCL. However, our board of directors may by amendment to our bylaws opt in to the control share provisions of the MGCL at any time in the future.

Additionally, Subtitle 8 of Title 3 of the MGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to elect to be subject to certain provisions relating to corporate governance that may have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium to the market price of our common stock or otherwise be in our stockholders’ best interests. We are already be subject to certain of these provisions, either by provisions of our charter and bylaws unrelated to Subtitle 8 or by reason of an election to be subject to certain provisions of Subtitle 8. See “Certain Provisions of Maryland Law and Our Charter and Bylaws-Subtitle 8.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein contain various “forward-looking statements” within the meaning of the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus and the documents incorporated by reference herein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus and the documents incorporated by reference herein. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under “Risk Factors” above, such risks and uncertainties include:

•	changes in general economic conditions, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	availability of capital;

•	difficulties in completing acquisitions;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters;

•	general volatility of the capital markets and the market price of our shares of common stock;

•	our failure to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	our ability to maintain rental rates and occupancy levels;

•	competitive market forces;

•	the ability of manufactured home buyers to obtain financing;

•	the level of repossessions by manufactured home lenders; and

•

those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other filings made from time to time with the SEC. See “Where You Can Find More Information” on page 47 of this prospectus.

New uncertainties and risks arise from time to time, and it is impossible for us to predict these events or how they might affect us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus and the documents incorporated by reference herein, whether as a result of new information, future events, changes in our expectations or otherwise.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. In certain of the periods presented, earnings were not sufficient to cover fixed charges. The extent of the deficiency in each such period is shown below.

	Three Months	Fiscal Year Ended December 31,
	Ended March 31, 2011	2011	2010	2009	2008	2007
	(dollars in thousands)
Ratio of earnings to fixed charges	1.28:1	0.93:1	0.93:1	0.87:1	0.69:1	0.81:1
Deficiency of earnings available to cover fixed charges	—	$4,940	$4,646	$8,142	$19,927	$12,265

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of (i) pre-tax income from continuing operations before adjustment for noncontrolling interests and income or loss from equity investees, plus (ii) fixed charges, less (iii) capitalized interest, less (iv) distributions to holders of preferred securities of the Operating Partnership. Fixed charges consist of (i) interest expense (including the amortization of deferred financing costs), (ii) capitalized interest, (iii) estimate of interest within rental expense, and (iv) distributions to holders of preferred securities of the Operating Partnership. We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Partnership, which will use the net proceeds to fund possible future acquisitions of properties and for general corporate purposes, which may include the repayment of existing indebtedness and improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF COMMON STOCK

We have the authority to issue 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, par value $0.01 per share. As of May 1, 2012, we had 26,467,283 shares of common stock issued and outstanding.

The following description of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or preferred stock or upon the exercise of the warrants we issue. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

General

Subject to the preferential rights of any other class or series of stock, holders of our common stock will be entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor. Payment and declaration of dividends on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on the preferred stock. See “Description of Preferred Stock.” Upon any liquidation, dissolution or winding up of Sun, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of Sun and the preferential amounts owing with respect to any outstanding preferred stock or senior debt securities.

The common stock will possess ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of common stock will not have cumulative voting rights in the election of directors. Upon receipt by us of lawful payment therefor, the common stock will, when issued, be fully paid and nonassessable, and will not be subject to redemption except (as described in our charter) as necessary to preserve our status as a REIT. A stockholder of Sun has no preemptive rights to subscribe for additional shares of common stock or other securities of Sun except as may be granted by the board of directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or consolidation unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage in such situations.

Restrictions on Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified private pension plans) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. The board of directors may exempt a person from the Ownership Limit if evidence satisfactory to the board of directors and our tax counsel is presented that the proposed transfer of stock to the intended transferee will not then or in the future jeopardize our status as a REIT. As a condition of such exemption, the intended transferee must give written notice to us of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements, and information as may be required by the board of directors no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the best interests of Sun to attempt to qualify or to continue to qualify as a REIT. Any transfer of shares of common stock that would: (i) create a direct or indirect ownership of shares of stock in excess of the Ownership Limit; (ii) result in the shares of stock being owned by fewer than 100 persons; or (iii) result in Sun being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares.

Our charter excludes Gary Shiffman, Milton M. Shiffman and Robert B. Bayer, as well as trustees, personal representatives and agents acting on their respective behalfs, and certain of their respective relatives from the Ownership Limit. These persons may acquire additional shares of stock through the redemption of operating partnership units, through our equity incentive plans, from other stockholders or otherwise, but in no event will they be entitled to acquire additional shares such that the five largest beneficial owners of our stock hold more than 50% of the total outstanding stock.

Shares of stock purported to be transferred in excess of the Ownership Limit that are not otherwise permitted as provided above will constitute “Excess Shares,” which will be transferred by operation of law to Sun as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee retransfers the Excess Shares. Subject to the Ownership Limit, the Excess Shares may be retransferred by the intended transferee to any person who may hold such Excess Shares at a price not to exceed the price paid by the intended transferee (or the market price of the common stock as of the date of purported transfer, if the intended transferee received the shares of stock as a gift or otherwise did not give value for the shares of stock), at which point the Excess Shares will automatically be exchanged for the stock to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by Sun. The purchase price of any Excess Shares shall be equal to the lesser of the price paid for the shares of stock by the intended transferee and the fair market value of such shares of stock reflected in the closing sales price for the shares of stock, if then traded on the New York Stock Exchange, or the last reported sales price for the shares of stock on any exchange or quotation system over which our common stock may be traded, or, if such quotation is not available, the fair market value as determined by the board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by Sun. From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights, and other benefits with respect to such shares of the stock except the right to payment of the purchase price for the shares of stock or the transfer of shares as provided above. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to our discovery that such shares of stock have been transferred in violation of the provisions of our charter shall be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule, or regulation, then the intended transferee of any Excess Shares may be deemed, at Sun’s option, to have acted as an agent on behalf of Sun in acquiring such Excess Shares and to hold such Excess Shares on behalf of Sun.

All certificates representing shares of stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number of shares or value, of our outstanding common stock and preferred stock must give a written notice to us containing the information specified in our charter by January 31 of each year. In addition, each stockholder shall upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of common stock as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority of, shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

The registrar and transfer agent for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our Junior Participating Preferred Stock and any new series of preferred stock to which any future prospectus supplement may relate. Certain other terms of any new series of the preferred stock offered by any prospectus supplement will be described in such prospectus supplement. The description of certain provisions of the preferred stock set forth below and in any future prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter (including any amendment or supplement relating to each series of the preferred stock) which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus relates at or prior to the time of the issuance of such series of preferred stock.

General

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares of preferred stock were outstanding as of the date of this prospectus. We currently have authorized two classes of preferred stock: Junior Participating Preferred Stock and 9.125% Series A Cumulative Redeemable Perpetual Preferred Stock.

Under our charter, the board of directors (without further stockholder action) may from time to time establish and issue one or more series of preferred stock with such designations, powers, preferences or rights of the shares of such series and the qualifications, limitations or restrictions thereon.

Any new series of preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including: (i) the designation and stated value per share of such preferred stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such preferred stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion rights; and (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions. The preferred stock will, when issued for lawful consideration, be fully paid and nonassessable and, unless otherwise determined by the board of directors and set forth in a supplement to our charter, will have no preemptive rights.

Junior Participating Preferred Stock

In connection with the board of directors’ adoption of a rights agreement, we designated 1,000,000 shares of our preferred stock as Junior Participating Preferred Stock. At this time, no person has the right to acquire any Junior Participating Preferred Stock. Upon the occurrence of specific events described in the rights agreement, holders of common stock will have the right to purchase shares of Junior Participating Preferred Stock. Each share of Junior Participating Preferred Stock will have a quarterly dividend rate per share equal to the greater of $1.00, subject to certain adjustments, or one hundred (100) times the per share amount of any dividend, if any, declared per share of common stock. In the event of any liquidation, dissolution or winding up of Sun, the holders of Junior Participating Preferred Stock will be entitled to receive a preferred liquidation payment per share of $1.00 (plus accrued and unpaid dividends). Holders of common stock will then be entitled to receive an amount per share equal to the liquidation preference paid on each share of Junior Participating Preferred Stock, divided by 100 (as such number may be adjusted for stock splits, stock dividends and recapitalizations). Thereafter, our remaining assets will be distributed to the holders of Junior Participating Preferred Stock and holders of common stock, with the amount distributed in respect of each share of Junior Participating Preferred Stock being equal to 100 times (as such number may be adjusted for stock splits, stock dividends and recapitalizations) the amount distributed in respect of each share of common stock.

Generally, each share of Junior Participating Preferred Stock will vote together with the common stock and any other series of cumulative preferred stock entitled to vote in such manner and will be entitled to one hundred (100) votes, subject to certain adjustments. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Junior Participating Preferred Stock will be entitled to receive one hundred (100) times the aggregate amount of stock, securities, cash and/or other property received per share of common stock.

So long as the shares of Junior Participating Preferred Stock shall be outstanding, we may not (i) declare or pay any dividends on, make a distribution on, or purchase, redeem or otherwise acquire for consideration any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to the Junior Participating Preferred Stock, (ii) declare or pay dividends or make any other distributions on any shares of stock ranking equally with the Junior Participating Preferred Stock, other than dividends paid ratably on the Junior Participating Preferred Stock and all such parity stock, or (iii) redeem, purchase, or otherwise acquire for consideration shares of any stock ranking on parity with the Junior Participating Preferred Stock, other than acquiring such shares in exchange for shares of our stock ranking junior to the Junior Participating Preferred Stock, unless full dividends shall have been paid on all outstanding shares of Junior Participating Preferred Stock. Further, unless such dividends have been paid in full, we may not purchase or otherwise acquire for consideration any shares of Junior Participating Preferred Stock or any shares of stock ranking on a parity with such shares, except in accordance with a purchase offer made in writing or by publication to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

9.125% Series A Cumulative Redeemable Perpetual Preferred Stock

We have designated 2,000,000 shares of our preferred stock as 9.125% Series A Cumulative Redeemable Perpetual Preferred Stock. These preferred shares have specific preferred rights over the common shares with regard to dividends and liquidation. At this time, no person has the right to acquire any Series A Preferred Shares and none are outstanding.

Preferred Stock Purchase Rights

In June 2008, our board of directors adopted a Rights Agreement. In connection with the agreement, the board of directors declared a dividend of one preferred share purchase right for each outstanding share of common stock. The rights are designed to assure that all of our stockholders receive fair and equal treatment in the event of any proposed takeover of Sun and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of Sun without paying all stockholders a control premium. The rights will cause substantial dilution to a person or group that acquires 15% or more of our common stock on terms not approved by the board of directors.

Each right will entitle the registered holder, after the rights become exercisable and until June 9, 2018 or the earlier redemption, exchange or termination of the rights, to purchase from us 1/100th of a share of Junior Participating Preferred Stock at a price of $100.00 per 1/100th of a share of Junior Participating Preferred Stock, subject to certain adjustments. Until a right is exercised, the holder will have no rights as a stockholder of Sun beyond those as an existing stockholder. Each right is evidenced by its respective common stock certificate until after specific events occur in which:

•	a person or group of persons acquires or has the right to acquire beneficial ownership of 15% or more of the common stock, or

•	a person or group of persons commences or announces an intention to make a tender offer for 15% or more of the common stock.

If Sun were the surviving corporation in a merger with an entity or any affiliate or associate of an entity causing one of the above events, and the common stock were not changed or exchanged, each holder of a right, other than rights that are or were acquired or beneficially owned by the entity in question, will have the right to receive upon exercise that number of shares of common stock having a market value of two times the then current purchase price of one right. In addition, if after one of the above events occurred, Sun were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold each holder of a right will have the right to receive, upon exercise of the right at the then current purchase price of the right, that number of shares of common stock of the acquiring entity which at the time of the transaction would have a market value of two times the then current purchase price of one right.

After one of the above events occurs, separate certificates evidencing the rights will be mailed to holders of record of the common stock and these separate certificates will evidence the rights. The rights are transferred with and only with the common stock until the above events occurs or the rights are redeemed or expire. Until one of the above events occurs, the board of directors may redeem the rights in whole, but not in part, at a price of $.001 per right. Moreover, the board of directors, subject to specific restrictions, may amend any provision of the rights agreement. The rights will expire on June 9, 2018, unless earlier redeemed, exchanged or terminated.

Computershare Trust Company, N.A. is the rights agent.

Restrictions on Ownership

See “Description of Common Stock—Restrictions on Ownership” for a discussion of the restrictions on capital stock (common stock and preferred stock) ownership necessary for Sun to qualify as a REIT under the Code.

Issuances of New Series of Preferred Stock

Rank

Unless otherwise specified in the applicable prospectus supplement, any new series of preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Sun, rank (i) senior to all classes or series of common stock and to all equity securities ranking junior to such series of preferred stock; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with such series of preferred stock; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to such series of preferred stock. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Dividends

Holders of shares of any new series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Such rate may be fixed or variable or both. Each such dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.

Dividends on any new series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are noncumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date. Dividends on shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we issue shares of such series.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that, so long as shares of any such series of preferred stock shall be outstanding, we may not declare or pay any dividends, make a distribution, or purchase, acquire, redeem, pay monies to the holders of in respect of, or set aside or make funds available for a sinking or other analogous fund for the purchase or redemption of, any shares of our common stock or any other stock ranking as to dividends or distributions of assets junior to such series of preferred stock (the common stock and any such other stock being herein referred to as junior stock), unless (i) full dividends (including if such preferred stock is cumulative, dividends for prior dividend periods) shall have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock (other than junior stock) and (ii) all sinking or other analogous fund payments and amounts for the repurchase or other mandatory retirement of any shares of preferred stock of such series or any shares of any other of our preferred stock of any class or series (other than junior stock) have been paid or duly provided for.

Unless otherwise provided in the applicable prospectus supplement, we expect that any dividend payment made on shares of a new series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

A new series of preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

The prospectus supplement relating to a new series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that, so long as any dividends on shares of such preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Unless otherwise provided in the applicable prospectus supplement, we also expect that the terms of any new series of preferred stock will provide that (i) in the event that fewer than all of the outstanding shares of the new series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable and (ii) from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the shares of such preferred stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

Liquidation Preference

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Sun, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of such new series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders, subject to the liquidation preference rights of the Junior Participating Preferred Stock or any other preferred stock ranking senior to such new series of preferred stock, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, we expect that, unless otherwise provided in the applicable prospectus supplement, the holders of any new series of preferred stock will have no right or claim to any of our remaining assets. In the event that upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with such series of preferred stock in the distribution of assets, we expect the terms of such preferred stock will provide that the holders of such series of preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled unless otherwise provided in the applicable prospectus supplement.

Subject to the liquidation preference rights of the Junior Participating Preferred Stock as described above or any series of preferred stock ranking senior to the applicable series of preferred stock upon liquidation, if liquidating distributions shall have been made in full to all holders of shares of a new series of preferred stock, we expect that our remaining assets will be distributed among the holders of junior stock according to their respective rights and preferences.

Voting Rights

Except as indicated below or in a prospectus supplement relating to a particular series of the preferred stock, or except as required by applicable law, we expect that holders of a new series of preferred stock will not be entitled to vote for any purpose.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that so long as any shares of a new series of preferred stock remain outstanding, the consent or the affirmative vote of the holders of at least 66-2/3% of the votes entitled to be cast with respect to the then outstanding shares of such series of the preferred stock together with any Other Preferred Stock (as defined below), voting as one class, either expressed in writing or at a meeting called for that purpose, will be necessary (i) to permit, effect or validate the authorization, or any increase in the authorized amount, of any class or series of shares ranking prior to the preferred stock of such series as to dividends, voting or upon distribution of assets; and (ii) to repeal, amend or otherwise change any of the provisions applicable to the preferred stock of such series in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of such series of the preferred stock. We also expect that in case any series of the preferred stock would be so affected by any such action referred to in clause (ii) above in a different manner than one or more series of the Other Preferred Stock which will be similarly affected, the holders of such series of preferred stock will be entitled to vote as a class, and we will not take such action without the consent or affirmative vote, as above provided, of at least 66-2/3% of the total number of votes entitled to be cast with respect to each such series of the preferred stock and the Other Preferred Stock then outstanding, in lieu of the consent or affirmative vote hereinabove otherwise required unless otherwise provided in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we also expect that with respect to any matter as to which any new series of preferred stock is entitled to vote, holders of the preferred stock of such series and any other series of our preferred stock ranking on a parity with such series of the preferred stock as to dividends and distributions of assets and which by its terms provides for similar voting rights, or the Other Preferred Stock, will be entitled to cast the number of votes set forth in the prospectus supplement with respect to that series of preferred stock. As a result of the provisions described in the preceding paragraph providing that the holders of shares of a series of the preferred stock may vote together as a class with the holders of shares of one or more series of Other Preferred Stock, it is possible that, in such a case, the holders of such shares of Other Preferred Stock could approve action that would adversely affect such series of preferred stock, including the creation of a class of capital stock ranking prior to such series of preferred stock as to dividends, voting or distribution of assets.

Conversion Rights

The terms and conditions, if any, upon which shares of any new series of preferred stock are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or our option, the events requiring an adjustment of the conversion price and provisions affecting conversion.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any new series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under a senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under a subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. The terms of any indenture that we enter into may differ from the terms we describe below. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The debt securities will be direct, unsecured obligations of ours and may either be senior or subordinated debt securities. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provision for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not harm the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. To the extent information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the type and number of securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of the warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of any material United States federal income tax considerations applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or shares of preferred stock purchasable upon such exercise may be entitled.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable, and for a specified period of time may be transferable, only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. Further terms of the units will be set forth in the applicable prospectus supplement. To the extent information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the units in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of our UPREIT structure and the material provisions in the partnership agreement of our Operating Partnership. For more detail, you should refer to the partnership agreement itself and its material amendments, copies of which are filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

In 1993, the Operating Partnership was formed and we contributed our net assets to the Operating Partnership in exchange for the sole general partner interest in the Operating Partnership and the majority of all of the Operating Partnership’s initial capital. We substantially conduct our operations through the Operating Partnership. The Operating Partnership owns, either directly or indirectly through other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the Federal tax rules and regulations applicable to REITs, and to acquire manufactured housing communities in transactions that defer some or all of the sellers’ tax consequences. The financial results of the Operating Partnership and our other subsidiaries are consolidated in our consolidated financial statements. The financial results include certain activities that do not necessarily qualify as REIT activities under the Internal Revenue Code of 1986, as amended, or the Code. We have formed taxable REIT subsidiaries, as defined in the Code, to engage in such activities. We use taxable REIT subsidiaries to offer certain services to our residents and engage in activities that would not otherwise be permitted under the REIT rules if provided directly by us or by the Operating Partnership. The taxable REIT subsidiaries include our home sales business, SHS, which provides manufactured home sales, leasing and other services to current and prospective tenants of our properties.

Under the partnership agreement, the Operating Partnership is structured to make distributions with respect to certain of the operating partnership units representing ownership interests in the Operating Partnership, or OP Units, at the same time that distributions are made to our common stockholders. The Operating Partnership is structured to permit limited partners holding certain classes or series of OP Units to exchange those OP Units for shares of our common stock (in a taxable transaction) and achieve liquidity for their investment.

As the sole general partner of the Operating Partnership, we generally have the power to manage and have complete control over the conduct of the Operating Partnership’s affairs and all decisions or actions made or taken by us as the general partner pursuant to the partnership agreement are generally binding upon all of the partners and the Operating Partnership.

Classes and Series of OP Units and Rights and Preferences

As of May 1, 2012, the Operating Partnership had issued and outstanding 28,539,005 common OP Units, 1,325,275 preferred OP Units, 455,476 Series A-1 preferred OP Units, and 122,400 Series B-3 preferred OP Units. We do not own all of the OP Units. As of May 1, 2012, we held 26,467,283 common OP Units, or approximately 92.7% of the issued and outstanding common OP Units, and no preferred OP Units, Series A-1 preferred OP Units or Series B-3 preferred OP Units.

Subject to certain limitations, the holder of each common OP Unit at its option may convert such common OP Unit at any time into one share of our common stock. Holders of common OP Units are entitled to receive distributions from the Operating Partnership as and when declared by the general partner, provided that all accrued distributions payable on the preferred OP Units, Series A-1 preferred OP Units and Series B-3 preferred OP Units have been paid. The holders of common OP Units generally receive distributions on the same dates and in amounts equal to the dividends paid to holders of our common stock.

Subject to certain limitations, at any time prior to January 1, 2024, the holder of each preferred OP Unit at its option may convert such preferred OP Unit into: (a) if the market price of our common stock is $68.00 per share or less, 0.397 common OP Units, or (b) if the market price of our common stock is greater than $68.00 per share, that number of common OP Units determined by dividing (i) the sum of (A) $27.00 plus (B) 25% of the amount by which the market price of our common stock exceeds $68.00 per share, by (ii) the per-share market price of our common stock. The holders of preferred OP Units are entitled to receive distributions not less than quarterly. Distributions on preferred OP units are generally paid on the same dates as distributions are paid to holders of common OP Units. Each preferred OP Unit is entitled to received distributions in an amount equal to the product of (x) $27.00, multiplied by (y) an annual rate equal to the 10-year United States Treasury bond yield plus 239 basis points; provided, however, that the aggregate distribution rate shall not be less than 6.5% nor more than 9%. Distributions on the preferred OP Units are on par with distributions on the Series A-1 preferred OP Units but have priority over distributions on the common OP Units and Series B-3 preferred OP Units. On January 2, 2024, we are required to redeem all preferred OP Units that have not been converted to common OP Units. In addition, we are required to redeem the preferred OP Units of any holder thereof within five days after receipt of a written demand during the existence of certain uncured preferred OP Unit defaults, including our failure to pay distributions on the preferred OP Units when due and our failure to provide certain security for the payment of distributions on the preferred OP Units. We may also redeem preferred OP Units from time to time if we and the holder thereof agree to do so.

Subject to certain limitations, the holder of each Series A-1 preferred OP Unit at its option may exchange such Series A-1 preferred OP Unit at any time on or after December 31, 2013, into 2.439 shares of our common stock (which exchange rate is subject to adjustment upon stock splits, recapitalizations and similar events). The holders of Series A-1 preferred OP Units are entitled to receive distributions not less than quarterly. Distributions on Series A-1 preferred OP units are generally paid on the same dates as distributions are paid to holders of common OP Units. Each Series A-1 preferred OP Unit is entitled to receive distributions in an amount equal to the product of $100.00 multiplied by an annual rate equal to 5.1% until June 23, 2013, and an annual rate equal to 6.0% thereafter. Distributions on the Series A-1 preferred OP Units are on par with distributions on the preferred OP Units but have priority over distributions on the common OP Units and Series B-3 preferred OP Units. Series A-1 preferred OP Units do not have any voting or consent rights requiring the consent or approval of the Operating Partnership’s limited partners.

Series B-3 preferred OP Units are not convertible. The holders of Series B-3 preferred OP Units generally receive distributions on the same dates as distributions are paid to holders of common OP Units. Each Series B-3 preferred OP Unit is entitled to receive distributions in an amount equal to the product of $100.00 multiplied by an annual rate equal to 8.0%. Distributions on the Series B-3 preferred OP Units are subordinate to distributions on the preferred OP Units and the Series A-1 preferred OP Units but have priority over distributions on the common OP Units. As of May 1, 2012, there were outstanding 46,700 Series B-3 preferred OP Units which were issued on December 1, 2002, 33,450 Series B-3 preferred OP Units which were issued on January 1, 2003, and 42,250 Series B-3 preferred OP Units which were issued on January 5, 2004. Subject to certain limitations, (x) during the 90-day period beginning on each of the tenth through fifteenth anniversaries of the issue date of the applicable Series B-3 preferred OP Units, (y) any time after the fifteenth anniversary of the issue date of the applicable Series B-3 preferred OP Units, or (z) after our receipt of notice of the death of the electing holder of a Series B-3 preferred OP Unit, each holder of Series B-3 preferred OP Units may require us to redeem such holder’s Series B-3 preferred OP Units at the redemption price of $100.00 per unit. In addition, any time after the fifteenth anniversary of the issue date of the applicable Series B-3 preferred OP Units we may redeem, at our option, all of the Series B-3 preferred OP Units of any holder thereof at the redemption price of $100.00 per unit. Series B-3 preferred OP Units do not have any voting or consent rights requiring the consent or approval of the Operating Partnership’s limited partners.

Issuance of Additional OP Units

As the Operating Partnership’s sole general partner, we have the ability to cause the Operating Partnership to issue additional partnership interests in the form of OP units. These additional OP units may include preference terms with provisions and rights that are preferential to those of common OP Units or other preferred Units. However, so long as any preferred OP Units remain issued and outstanding, the Operating Partnership may not permit to be outstanding any OP Units that are not junior to the preferred OP Units, without the written consent of holders of a majority of the preferred OP units.

Management Liability and Indemnification

In our capacity as the general partner of the Operating Partnership, we and our directors and officers shall have no liability to the Operating Partnership or its partners for any act or omission, except to the extent the same results from fraud, intentional breach of fiduciary duty or gross negligence. The partnership agreement provides for indemnification of us as general partner and for our directors or officers from and against any losses, judgments, liabilities, expenses and amounts paid in settlement of claims incurred or paid in connection with the Operating Partnership’s business or affairs, unless the same from fraud, intentional breach of fiduciary duty or gross negligence.

Transferability of Interests

The general partner may not transfer its interest in the Operating Partnership. The limited partners generally may not transfer their interests as partners without the written consent of the general partner.

Termination and Liquidating Distributions

The term of the Operating Partnership will continue until the earlier of (i) December 31, 2043, (ii) 120 days after the sale or other disposition of substantially all of the Operating Partnership’s operating assets and distribution of all of its property, or (iii) the general partner’s withdrawal, unless the remaining partners agree within 90 days to continue the Operating partnership with a successor general partner.

Upon the occurrence of any of the foregoing events, and subject to the terms of the partnership agreement, the capital accounts of the holders the Operating Partnership’s partners will be adjusted to reflect the manner in which any unrealized income, gain, loss and deduction inherent in the Operating Partnership’s property, which has not previously been reflected in the partners’ capital accounts, would be allocated among the partners if there were a taxable disposition of such property at fair market value on the date of distribution. Any resulting increase in the partners’ capital accounts will be allocated (i) first to the holders of the preferred OP Units and Series A-1 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue prices of their respective OP Units, plus any accrued and unpaid preferred distributions, (ii) second to the holders of the Series B-3 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions, and (iii) third to the common OP Units. Any resulting decrease in the partners’ capital accounts will be allocated (i) first to the holders of the common OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (ii) second to the holders of Series B-3 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (iii) third to the holders of the preferred OP Units and Series A-1 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, and (iv) fourth to the General Partner. Liquidating distributions will be made in accordance with the positive capital account balances of the partners, after giving effect to such adjustment and other capital account adjustments for the current year, as provided in the applicable tax regulations.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law, our charter and bylaws and certain indemnification agreements does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and bylaws, and the form of such indemnification agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of our directors may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than three nor, unless our bylaws are amended, more than 15.

Our board of directors is divided into three classes of directors serving staggered three-year terms. Upon expiration of their terms, directors of each class are elected to serve for three-years and until their successors are duly elected and qualify and at each annual meeting one class of directors is to be elected by the stockholders. We believe that a classified board helps assure the continuity and stability of our strategies and policies as determined by our board of directors. However, this structure of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the staggered terms, together with the removal and vacancy provisions of our charter and bylaws as described below, would make it more difficult for a potential acquirer to gain control of our board of directors.

Our bylaws provide that at a meeting of stockholders duly called and at which a quorum is present, a majority of the votes cast for a nominee shall be required to elect that nominee as a director; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in our bylaws and certain other requirements of our bylaws are satisfied (a “contested election”). Our board of directors could amend our bylaws to alter the vote required in contested elections to be the same as that required in uncontested elections.

If the election of a director nominee requires an approval other than a plurality of the votes cast, it is possible that no nominee would receive the required vote. In the case of a failure to elect one or more directors because the nominees receive votes constituting less than the required vote, the incumbent directors would hold over and continue to serve until the next election of directors and until their successors are duly elected and qualify.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to elect directors.

Removal of Directors and Vacancies

Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

We have elected in our bylaws to be subject to a provision of Maryland law requiring that vacancies on our board of directors as a result of the death or resignation of a director or an increase in the size of the board of directors may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the class of directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Vacancies on our board of directors arising as a result of any reason other than the death or resignation of a director or an increase in the size of the board of directors may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A director elected by the board of directors to fill any such vacancy will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. In addition, our stockholders may elect a successor to fill a vacancy on the board of directors which results from the removal of a director, in which case such director will serve for the balance of the term of the removed director.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to remove directors and fill vacancies on our board of directors.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply for mergers, consolidations or share exchanges if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Pursuant to the statute, our board of directors has by resolution exempted Milton M. Shiffman, Robert B. Bayer, and Gary A. Shiffman, their affiliates and all persons acting in concert or as a group with the foregoing from these provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders in the election of directors generally but excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a stockholders meeting is held to consider the voting rights of the control shares (and the voting rights are not approved), as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our board of directors may amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board as a result of an increase in the size of the board of directors or the death, resignation or removal of a director be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of an increase in the size of the board of directors or the death or resignation of a director. We have not elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of the removal of a director, although we may elect to do so in the future. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) have a classified board; (2) require a two-thirds vote for the removal of any director from the board, which removal must be for cause; and (3) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws. We have not elected a majority requirement for the calling of a special meeting of stockholders. In the future, our board of directors may elect, without stockholder approval, to adopt this requirement pursuant to Subtitle 8 or, unrelated to Subtitle 8, we could amend our bylaws to include a majority requirement for the calling by stockholders of a special meeting of stockholders.

Amendments to Our Charter and Bylaws

Other than amendments permitted to be made without stockholder approval under the MGCL, our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders will be held each year at a date and time determined by our board of directors. Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at such meeting on such matter who have requested the special meeting in accordance with the procedures set forth in, and provided the information required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in, and provided the information required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated, and who has complied with the advance notice provisions set forth in, and provided the information required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals.

Although our bylaws do not give our board of directors the power to disapprove stockholder nominations and proposals that comply with our bylaws, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote and cause requirements for removal of directors, provisions that certain vacancies on our board of directors may be filled only by the remaining directors, for the full term of the class of directors in which the vacancy occurred, the power of our board to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval, a classified board, the restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on his or her behalf (which need not be secured) to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with our executive officers and directors. Under the terms of these agreements, we have agreed (subject to certain exclusions), to hold harmless and indemnify the officer or director who has entered into such an indemnification agreement against any and all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which such director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such director or officer is, was or at any time becomes a director, officer, partner, trustee, employee or agent of our company, or is or was serving or at any time serves at the request of our company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans), to the fullest extent authorized and permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit.

In addition, the indemnification agreements provide that we will make an advance payment of expenses the officers or directors who have entered into such indemnification agreements, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in the prior paragraph, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized under these agreements.

The indemnification agreements also include provisions that specify the procedures and presumptions, which are to be employed to determine whether such officer or director is entitled to indemnification thereunder.

Restrictions on Ownership and Transfer of our Stock

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. For more information regarding these and other restrictions on the ownership and transfer of our stock, see “Description of Common Stock-Restrictions on Ownership” and “Description of Preferred Stock-Restrictions on Ownership.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax consequences regarding our company and the ownership and disposition of shares of our common stock, and, to a lesser extent, shares of our preferred stock and our debt securities.

The federal income tax consequences of the ownership and disposition of shares of our preferred stock, debt securities, warrants or units depend to a high degree on the specific rights and terms of the securities issued. If we offer shares of our preferred stock, debt securities, warrants or units, we intend to describe in any prospectus supplement related to the offering of such securities the material U.S. federal income tax consequences relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

Because this is a summary that is intended to address only material federal income tax consequences relating to the ownership and disposition of our common stock and, to a lesser extent, shares of our preferred stock and our debt securities that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with holders that hold our securities as a “capital asset” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, final and temporary Treasury regulations, the legislative history of the Code, administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions all of which as currently in effect as of the date of this prospectus. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

Taxation of Sun as a REIT

We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

In the opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, commencing with our taxable year which ended December 31, 1994, we have been organized in conformity with the requirements for qualification as a REIT, and our method of operation enabled us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters. In addition, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Accordingly, no assurance can be given that the actual results of our operations in any particular taxable year will satisfy such requirements.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to federal income tax as follows:

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference;

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

If we fail to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest federal income tax applicable to corporations;

If we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)         85% of our REIT ordinary income for the year;

(2)         95% of our REIT capital gain net income for the year; and

(3)         any undistributed taxable income from prior taxable years;

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year recognition period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period;

Income earned by our taxable REIT subsidiaries will be subject to tax at regular corporate rates; and

We may be required to pay penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders or we elect to preserve REIT qualification in the case of certain inadvertent failures of the REIT rules.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust or association:

(1)         that is managed by one or more trustees or directors;

(2)         the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)         that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)         that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)         the beneficial ownership of which is held by 100 or more persons;

(6)         during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Code to include specified entities;

(7)         that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)         that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)         that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of Sun will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of Sun is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. A taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be non-qualifying income under the gross income tests, if earned by a REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for federal income tax purposes in which we hold an interest, such as the Operating Partnership, will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.

Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or the property leased to the taxable REIT subsidiary is a hotel and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

We have provided and will provide services with respect to the manufactured housing communities. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible services, income from the provision of such services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors or taxable REIT subsidiaries.

We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

We may in the future acquire equity stakes in additional taxable REIT subsidiaries, which do not constitute real estate assets. Gain from a sale or other taxable disposition of these interests will constitute income satisfying the 95% income test, but not the 75% income test. The need to satisfy the 75% income test may adversely affect the time at which we chose to sell or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

We have earned and continue to earn amounts of non-qualifying income. For example, we earn fees related to the management of properties that are not wholly-owned by us. We believe that the amount of non-qualifying income generated from these activities has not affected and will not affect our ability to meet the gross income tests.

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for not less than two years and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. We cannot provide any assurance, however, that the Internal Revenue Service might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay tax on its taxable income and gains at regular corporate rates.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Taxation of Sun as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

(1)         at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities;

(2)         not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)         except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITS or other securities that qualify as “real estate assets” for purposes of the test described in clause (1): the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer; and

(4)         not more than 25% of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. However, certain debt of an issuer will not count as a security for purposes of the 10% value test, including: (1) debt securities that are “straight debt” as defined in Section 1361 of the Code, as modified by Section 856(m); (2) debt from an issuer who is an individual; or (3) non-straight debt, but only if the REIT possesses an aggregate value of not more than one percent of the value of the issuer’s outstanding securities.

We believe that the aggregate value of our taxable REIT subsidiaries does not exceed 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the Internal Revenue Service might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25% or 5% asset tests or 10% value limitation.

Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (A) the failure is due to a violation of the 5% or 10% asset tests and is “de minimis” (for this purpose, a “de minimis” failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy any of the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred; or (B) the failure is due to a violation of any of the asset tests (other than a “de minimis” violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred, and (iv) we pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest federal income tax applicable to corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “—Taxation of Sun as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate having sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)         85% of our REIT ordinary income for the year;

(2)         95% of our REIT capital gain net income for the year; and

(3)         any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Record-Keeping Requirements

We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure of Sun to Qualify as a REIT

If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), we generally will be eligible for relief from REIT disqualification if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limit on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. Subject to limitations of the Code, corporate stockholders may be eligible for the dividends-received deduction and non-corporate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Stockholders

When we refer to a United States stockholder, we mean a beneficial owner of a share of our common stock that is, for United States federal income tax purposes:

(1)         a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

(2)         a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

(3)         an estate the income of which is subject to federal income taxation regardless of its source; or

(4)         in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

Generally, in the case of a partnership that holds our common stock, any partner that would be a U.S. stockholder if it held the common stock directly is also a U.S. stockholder. A “non-U.S. stockholder” is a holder, including any partner in a partnership that holds our common stock, that is not a U.S. stockholder.

Distributions by Sun

So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain dividends will be taxable as dividend income and will not be eligible for the dividends received deduction generally available for corporations and generally will not be eligible for treatment as qualified dividend income by non-corporate stockholders. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder’s shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. stockholder’s adjusted basis in its shares will be treated as gain from the sale or exchange of such shares taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to stockholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. stockholder has held its shares. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain.

A U.S. stockholder:

(1)         will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

(2)         will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder’s tax liability on the undistributed capital gain.

A U.S. stockholder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1)         a 15% rate gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 15%; or

(2) an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate in excess of 25%.

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from our company generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder may elect to treat capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. stockholders may not include in their individual income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations.

Sales of Shares

Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between:

(1)         the amount of cash and the fair market value of any property received on the sale or other disposition; and

(2)         the holder’s adjusted basis in the shares for tax purposes.

This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder’s tax bracket. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of capital gain realized by a noncorporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our company’s shares. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition.

Taxation of Tax-Exempt Stockholders

Provided that a tax-exempt stockholder has not held its common stock as “debt financed property” within the meaning of the Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Code or is a dealer in the shares.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a pension held REIT if it meets the following two tests:

(1)        it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

(2)        either (a) at least one pension trust holds more than 25% of the value of the REIT’s stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s shares, collectively owns more than 50% of the value of the REIT’s shares.

The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any taxable year.

U.S. Taxation of Non-U.S. Stockholders

Distributions by Sun

Distributions by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and generally will not be subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted tax basis of the non-U.S. stockholder in its common stock will reduce the non-U.S. stockholder’s adjusted tax basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

(1)        a lower treaty rate applies and the non-U.S. stockholder files an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

(2)        the non-U.S. stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the conduct of a trade or business within the U.S.

Under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” we may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. stockholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. stockholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

(1)        the investment in the common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or

(2)        the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year, in which case the nonresident alien individual generally will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, subject to the exception discussed below for 5% or smaller holders of regularly traded classes of stock, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

We will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. stockholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s United States federal income tax liability. A non-U.S. stockholder whose U.S. federal income tax liability under FIRPTA exceeds amounts withheld by us will be required to file a U.S. federal income tax return for the taxable year.

A non-U.S. stockholder that owns no more than 5% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to federal income tax under FIRPTA with respect to distributions that are attributable to gain from our sale or exchange of U.S. real property interests, provided that our common stock is regularly traded on an established securities market.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent their proportionate share of this tax paid by our company exceeds their actual United States federal income tax liability.

Sale of Common Stock

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally would not be subject to United States taxation unless:

(1)        the gain is effectively connected with the conduct of a U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as domestic stockholders with respect to any gain;

(2)        the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

(3)        our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders.

Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.

Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock during the 61-day period that begins on the same day as the 30-day period described in clause (1) of this sentence. This rule does not apply if the exception for distributions to 5% or smaller holders of regularly traded classes of stock is satisfied.

Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its common stock, our stock sold by such stockholder would not be considered a U.S. real property interest if:

(1)        the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the New York Stock Exchange; and

(2)        the selling non-U.S. stockholder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting and Backup Withholding Tax Applicable to Stockholders

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some stockholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the rate of 28% if:

(1)        the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2)        the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect;

(3)        the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some stockholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Stockholders

Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding at a rate of 28% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of Sun common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. stockholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Other Tax Consequences for Sun and Its Stockholders

We and our stockholders may be subject to state and local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

To the extent that we and the taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to stockholders.

Legislative or Other Actions Affecting REITs and Stockholders

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Recently enacted tax legislation extends the 2001 and 2003 tax rates for taxpayers that are taxable as individuals, trusts and estates through 2012, including the maximum 35% tax rate on ordinary income and the maximum 15% tax rate for long-term capital gains and qualified dividend income. Dividends paid by REITs will generally not constitute qualified dividend income eligible for the 15% tax rate for stockholders that are taxable as individuals, trusts and estates and will generally be taxable at the higher ordinary income tax rates.

Taxation of Holders of Our Debt Securities

The following summary describes the material United States federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). If we issue any debt securities pursuant to this prospectus, we intend to describe in the related prospectus supplement the material federal income tax considerations relating to the ownership and disposition of such debt securities, including, if applicable, the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium.

Taxable U.S. Holders of Our Debt Securities

Generally, this subsection describes the tax consequences to a U.S. debt security holder. You are a U.S. debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States Federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Interest. A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes.

Sale or Other Taxable Disposition of the Debt Securities. A U.S. holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security (or a portion thereof) generally will be the U.S. holder’s cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting. A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such holder furnished an incorrect TIN;

•	in the case of interest payments, such U.S. holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•

in the case of interest payments, such U.S. holder fails to certify, under penalties of perjury, that such U.S. holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder’s United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders of Our Debt Securities

This section applies to you if you are a non-U.S. holder of the debt securities. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Interest. Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such non-U.S. holder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

•	such non-U.S. holder does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

•	such non-U.S. holder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such non-U.S. holder is not a United States person and provides us or our paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder’s conduct of a United States trade or business and the non-U.S. holder provides us with appropriate certification (as discussed below under “-United States Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security unless (1) the gain is effectively connected with the conduct by the non-U.S. holder of a United States trade or business (and, if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by such non-U.S. holder) and (2) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met. Gain described in (1) above will be subject to tax in the manner described below under “-United States Trade or Business.” A Non-U.S. holder described in (2) above will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup Withholding and Information Reporting. A non-U.S. holder generally will not be subject to backup withholding and information reporting with respect to payments that we make to the non-U.S. holder, provided that we do not have actual knowledge or reason to know that such non-U.S. holder is a “United States person,” within the meaning of the Code, and the non-U.S. holder has given us the statement described above under “-Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of our debt securities (including a retirement or redemption of such debt securities) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such non-U.S. holder is a United States person or the non-U.S. holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. holder’s United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Recent Tax Law Changes

Medicare Tax

For taxable years beginning after December 31, 2012, certain taxable U.S. stockholders who are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividends on our common stock and net gains from the disposition of our common stock. Taxable U.S. stockholders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of our common stock.

Reporting and Withholding on Foreign Financial Accounts

On March 18, 2010, the Hiring Incentives to Restore Employment Act was enacted. This law imposes a 30% U.S. federal withholding tax on payments made to a foreign financial institution or non-financial foreign entity consisting of distributions made with respect to our stock after December 31, 2013, and gross proceeds from sales of our stock made after December 31, 2014, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold on certain payments and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. stockholder might be eligible for refunds or credits of such taxes.

Extension of Reduced Tax Rates

On December 17, 2010, the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, or the “Job Creation Act,” was enacted. Among other things, the Job Creation Act extended until December 31, 2012 certain reduced tax rates that had been scheduled to expire after December 31, 2010, including the reduced 15% maximum rate of tax on capital gains, the reduced 35% maximum rate of tax on ordinary income, and the application of the capital gains tax rate to certain “qualified dividend income. “ Absent a change in the law, effective for the period beginning January 1, 2013, there will exist no preferential rate for qualified dividend income and the rates on both ordinary income and capital gains will increase from the current 2012 rates.

PLAN OF DISTRIBUTION

We may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities, including but not limited to at-the-market equity offerings, will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale or (4) negotiated prices. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and the Operating Partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, which is listed on the New York Stock Exchange). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so.

Any underwriters or agents to or through whom such securities are sold by us or the Operating Partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and the Operating Partnership in the ordinary course of business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Ober, Kaler, Grimes & Shriver, a Professional Corporation, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law.

EXPERTS

The audited consolidated financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Origen Financial, Inc. as of December 31, 2011 and December 31, 2010 incorporated in this prospectus by reference from Exhibit 99.1 to our Annual Report on Form 10-K/A filed with the SEC on March 23, 2012, have been so incorporated in reliance on the report of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange and such reports, proxy statements and other information concerning us can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Additionally, we make these filings available, free of charge, through the Investor Relations section of our website at www.suncommunities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding us and the securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 23, 2012;

•	Our Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, filed on March 23, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on April 26, 2012;

•	Our Current Reports on Form 8-K filed on January 6, 2012, January 11, 2012, February 21, 2012, April 2, 2012, and April 27, 2012;

•

The description of our common stock contained in the Registration Statement on Form 8-A filed November 23, 1993 (File No. 1-12616), including any amendment or report filed to update such description; and

•

The description of certain dividend distribution rights associated with our common stock contained in the Registration Statement on Form 8-A filed June 3, 2008 (File No. 001-12616), including any amendment or report filed to update such description.

The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and will update, supplement and supersede the information in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at (248) 208-2500.

             Shares

    % Series A Cumulative

Redeemable Preferred Stock

Liquidation Preference

$25.00 per share

PRELIMINARY PROSPECTUS SUPPLEMENT

                    , 2012

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